Exhibit 99p8

Synergy Financial Management, LLC

Compliance Manual

Synergy Financial Management, LLC COMPLIANCE MANUAL 2020	PAGE 1

Contents

1.	INTRODUCTION	3
2.	REGISTRATION	5
3.	DISCLOSURE	7
4.	ADVISORY CONTRACT	10
5.	SUPPORTING CLIENT DOCUMENTATION	12
6.	ADVISORY FEES	13
7.	BOOKS AND RECORDS	16
8.	ANNUAL OR OTHER REPORTING REQUIREMENTS	21
9.	FINANCIAL RECORDS	23
10.	PERSONAL SECURITIES TRANSACTION RECORDS	24
11.	INSIDER TRANSACTIONS	28
12.	ADVERTISING AND MARKETING	30
13.	TRADING	36
14.	BEST EXECUTION	38
15.	DIRECTED BROKERAGE	41
16.	SOFT DOLLARS	42
17.	PRINCIPAL TRADING AND AGENCY CROSS TRANSACTIONS	48
18.	OFFERS AND SALES OF FUND INTERESTS	50
19.	ERISA CONCERNS	56
20.	ERISA PROXY VOTING REQUIREMENTS FOR INVESTMENT ADVISORS	64
21.	SUPERVISION	65
22.	GENERAL CORPORATE RECORDS	67
23.	PRIVACY RULE	68
24.	BUSINESS CONTINUITY / CONTINGENCY PLAN	71
25.	USA PATRIOT ACT / ANTI-MONEY LAUNDERING	74
26.	IDENTITY THEFT PROTECTION - RED FLAGS RULE	75
27.	CUSTODY	80
28.	INVESTMENT COMPANY MANAGEMENT	84
29.	ORGANIZATIONAL FLOW CHART	101
30.	THE COMPLIANCE YEAR CHART	102
31.	EXHIBITS	103

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1.	INTRODUCTION

This manual has been designed to introduce you to the policies relating to Investment Advisory requirements, standards and practices of SYNERGY FINANCIAL MANAGEMENT, LLC, hereinafter collectively referred to as the “Company” or “SFM.”

1.1	GENERAL

SFM is a Registered Investment Advisor, registered with the U.S. Securities and Exchange Commission under the Investment Advisors Act of 1940. Its principal place of business is located at 13231 SE 36th St Ste 215, Bellevue, WA 98006.

In December 2003, the Securities and Exchange Commission (SEC) adopted new Rule 206(4)-7 under the Investment Advisors Act of 1940 to require investment advisors registered with the SEC to establish comprehensive compliance programs.

The Company endeavors at all times to operate in conformity with federal and state laws, including Rule 206(4)-7, and to conduct its business in the highest ethical and professional manner.

The Company’s principal believes that clients can best be served when all personnel are informed about the legal, technical, and mechanical aspects of its business and have a good working knowledge of practices and policies directed to achieve client objectives and comply with the law.

This compliance manual will provide the Company’s principal, advisory representatives, and employees with an overview of the law, rules, and regulations governing investment advisor and agent activities. Additionally, it will provide written policies and procedures designed to ensure that its operations meet those requirements.

Be aware that not all Rules under the ACT may apply, due to the unique nature of our business. Any questions concerning compliance issues are to be directed to your supervisor or Chief Compliance Officer, Ron Thompson.

The Company expects every employee to be thoroughly familiar with the policies and procedures set forth in this manual. Adherence to these policies and procedures will help achieve our goal of uniform compliance and to maintain the interests of the firm’s clients.

This Compliance Manual (the “Manual”) is a basic part of the Company’s Compliance Program. Each principal, officer, supervisor, advisory representative, and any associated person and employee who participates in or has responsibilities in connection with the advisory activities (hereinafter “advisory person”) will be provided with a copy of this Manual. This Manual will be revised or supplemented from time to time. It is the responsibility of each advisory person to update his own copy by inserting new material as instructed.

1.2	CODE OF ETHICS

The Company’s Code of Ethics (“Code”) as required by Rule 204A-1 has been adopted to promote and maintain the highest standard of personal and professional conduct in the investment management profession. All employees of the firm are expected to subscribe and adhere to the Code, which serves to assure public confidence in the Company and the services it offers. All employees of the firm will acknowledge, in writing, receipt of the Code and any amendments.

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Each employee shall:

1.	Always place the financial interests of the client first. Employees shall recommend only those investments that are suitable for a client, based on that client’s particular circumstances and situation. As a fiduciary, an advisor has an affirmative duty of utmost good faith to act solely in the best interests of the client and to make full and fair disclosure of all material facts, particularly where the advisor’s interests may conflict with the clients.

2.	Disclose fully to clients the services provided and compensation received. All financial relationships, direct or indirect, or any potential conflicts of interest shall be fully disclosed on a timely basis. All client inquiries shall be answered promptly, completely, and truthfully.

3.	Be subject to a review and monitoring procedure for personal trading activity, including initial public offerings and limited offerings, on a periodic basis after a pre-clearance procedure. Client portfolios will always be given preference for execution and allocation on either sales or purchases. The Company has adopted an Insider Trading Policy Statement and a Personal Trading Policy Statement, which are reviewed on an annual and quarterly basis respectively and signed by each employee on an annual and quarterly basis respectively.

4.	Maintain the confidentiality of all information entrusted by the client to the fullest extent permitted by law as outlined in the Company’s Notice of Privacy Practices.

5.	Comply fully with all statutory and regulatory requirements affecting the delivery of investment advisory services to clients.

6.	Strive to establish and maintain excellence personally and among colleagues in all aspects of investment management.

7.	Maintain the highest standard of personal and professional conduct.

8.	Promptly report any violation of the Code to the firm’s Chief Compliance Officer, Ron Thompson.

1.3	POLICY & PROCEDURE

Each principal, officer, manager, supervisor and any other person having managerial or supervisory responsibilities must:

●	Know and understand the contents of the Compliance Manual;

●	Provide new employees, including trainees, with a copy of this Compliance Manual;

●	Ensure that all holders of the Manual whom you supervise know and understand the contents of the Compliance Manual, and use it in day-to-day activities;

●	Ensure that any supplements to the Manual are distributed to advisory persons under your supervision with proper instructions for use with the Compliance Manual.

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2.	REGISTRATION

2.1	GENERAL

SFM is a Registered Investment Advisor, registered with the U.S. Securities and Exchange Commission under the Investment Advisors Act of 1940. Its principal place of business is located at 13231 SE 36th St Ste 215, Bellevue, WA 98006.

Schedule I of Form ADV sets forth the conditions by which an investment advisor will be registered with the SEC or whether it must be registered with (an) individual state(s).

The Company currently has more than $100 million assets under management in the aggregate, and is thereby eligible to register with the SEC. However, each state has certain notice filing requirements that notify the appropriate state authorities that a company is performing investment advisory services in that state.

The Company currently is performing investment advisory services in and has an office in the state of Washington. As such, appropriate notification has been made to each state requiring notification, advising them of this activity. On an annual basis, each state renews the Company’s notice filing and the Company pays the required fee for said notice filing.

Investment Advisor representatives and salesperson licenses are reviewed and then renewed on an annual basis.

2.2	FIDUCIARY STANDARD

All investment advisors are subject to Section 206 of the Advisors Act, which generally makes it unlawful for an investment advisor to engage in fraudulent, deceptive, or manipulative conduct. As a fiduciary, an advisor has an affirmative duty of utmost good faith to act solely in the best interests of the client and to make full and fair disclosure of all material facts, particularly where the advisor’s interests may conflict with the clients. An advisor must, at all times, act in its clients’ best interests, and its conduct will be measured against a higher standard of conduct than that used for mere commercial transactions.

Among specific obligations that the SEC has indicated flow from an advisor’s fiduciary duty are:

1.	A duty to obtain best execution for clients’ securities transactions where the advisor is in a position to direct brokerage transactions;

2.	A duty to ensure that its investment advice is suitable to the client’s objectives, needs, and circumstances

3.	A duty to have a reasonable, independent basis for its investment advice; and

4.	A duty to be loyal to clients.

2.3	POLICY & PROCEDURE

The Company endeavors to recommend only those investments that are suitable for a client, based on that client’s particular circumstances and situation. Client portfolios are reviewed at least annually, and appropriate recommendations and changes are made in accordance with changes, if any, to the client’s financial situation and at the client’s direction, and pursuant to the provisions of the client’s Investment Advisory Agreement and Investment Policy Statement.

The Company is both a discretionary and non-discretionary investment manager. When exercising discretion, the company uses its own judgment as to date, amount, price, and

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which securities should be held within the portfolios under management and when alterations in those holdings should be made. The Company attempts to execute securities transactions for its clients in such a manner that the client’s total cost or proceeds in each transaction is the most favorable under the circumstances.

The Company may be an advisor to some ERISA pension plans and exercises the “prudent investor” standard, whereby the Company discharges its duties solely in the interest of the plan with the care, skill, prudence, and diligence under the circumstances that a prudent investor acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

The Company updates its Form ADV annually and files same with the SEC on or before March 31. Material facts and potential conflicts of interest are disclosed to clients when they are made known to the Company, and in any case, made available not less than annually. In compliance with Rule 204-3, on at least an annual basis, the Company makes available to each client a copy of its Form ADV Part II, which sets forth such disclosures.

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3.	DISCLOSURE

3.1	GENERAL

Rule 204-3 under the Advisers Act, commonly referred to as the “Brochure Rule,” generally requires every registered investment adviser to deliver to each prospective advisory client a written Brochure describing the background and business practices of the adviser. The Rule requires both an initial and annual delivery requirement.

1.	Initial Delivery. Initially, the Company shall deliver its brochure prior to or at the time of execution of the contract with the client. (See Disclosure Statement paragraph in Investment Advisory Agreement).

2.	Annual Delivery/Offer to Deliver. An investment adviser is further required to, annually, within 120 days of the adviser’s fiscal year end; either (i) deliver to each client, without charge, an updated Part 2A (the “Brochure”) that either includes a summary of material changes or is accompanied by a summary of material changes, or (ii) deliver to each client, without charge, a summary of material changes which includes an offer to provide a copy of the investment adviser’s updated Brochure.

To comply with the Brochure Rule, an investment adviser shall initially deliver (and deliver, annually, a summary of material changes along with an offer to deliver, subsequent to the initial delivery) either: (1) Part 2A of Form ADV, or (2) another document containing at least the information required to be disclosed on Part 2A of Form ADV.

3.2	FORM CRS

The Client Relationship Summary (“CRS”) is a short-form disclosure document generally intended to promote effective communication between the Company and its retail investors (defined below).

Both broker-dealers and investment advisers are required to maintain and deliver a CRS to retail investors. The CRS was implemented in response to retail investor confusion regarding the services, fees, conflicts of interest, and standard of conduct applicable to broker-dealers and investment advisers. Accordingly, the CRS is designed to provide succinct information about the relationships and services the Company offers to retail investors, fees and costs that retail investors will pay, specified conflicts of interest and standards of conduct, and disciplinary history, among other things.

As used herein, the term “retail investor” shall means any natural person, or legal representative of a natural person, who seeks to receive or receives services primarily for personal, family, or household purposes.

Please Note: If the Company does not have any retail investors to whom it must deliver the CRS, the Company will not be required to prepare, file, or deliver a CRS.

The Company is not a dual registrant, does not have an affiliated broker-dealer, and does not have any associated persons who are registered representatives of a broker-dealer. The following discussion is, therefore, limited exclusively to the CRS requirements applicable to registered investment advisers.

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The CRS must include specifically enumerated information written in plain English and cannot exceed two (2) pages in length (using reasonable margins, text size, font, and paper size).

The CRS is broken into five (5) distinct sections, covering the following topics:

1.	Introduction

2.	Relationships and Services

3.	Fees, Costs, Conflicts, and Standard of Conduct

4.	Disciplinary History

5.	Additional Information

If the CRS is posted to the Company’s website or is otherwise provided electronically, the Company will ensure that such electronic version of the CRS provides a means of facilitating access to information referenced in the CRS which is available online, generally through hyperlinks to the referenced material. If the CRS is maintained in paper format, the Company will not include hyperlinks, but will instead provide URL addresses where the viewer can find the referenced information.

Please Note: The Company must be cognizant of the fact that the hyperlinks and/or URL addresses that are referenced in the CRS may change from time to time, even if there is no change to the CRS itself. The Company, therefore, will periodically review the hyperlinks and/or URL addresses, to the extent included on the Company’s CRS, to ensure that the hyperlinks and/or URL addresses remain active and accurately direct the viewer to the appropriate information.

The information required to be contained in each section and the specific formatting requirements are described in the “Form ADV, Part 3: Instructions to Form CRS” document produced by the Securities and Exchange Commission, which Instructions are incorporated herein by reference.

The Company’s CRS must be filed electronically through the Investment Adviser Registration Depository. The initial filing must be made between May 1, 2020 and June 30, 2020. Thereafter, the CRS must be amended, and a revised filing must be made, within thirty (30) days of any of the information contained in the CRS becoming materially inaccurate.

Initial Delivery

The Company’s initial CRS will be delivered to its existing retail investor clients by July 30, 2020. Thereafter, the Company will deliver the CRS to each retail investor before or at the time the Company enters into an investment advisory contract with the retail investor.

Amendment Delivery

The Company will deliver any amended CRS to its existing retail investor clients within sixty (60) days of being required to file the CRS amendment. The amended CRS must be accompanied by exhibit which highlights the changes made to the CRS since the most recent revision.

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Ongoing Delivery

In addition to the above delivery requirements, the Company shall also deliver a CRS to any retail investor client any time:

●	The Company opens a new account that is different from the retail investor’s existing account,

●	The Company recommends that a retail investor roll over assets from a retirement account into a new or existing account or investment, or

●	The Company recommends or provides a new investment advisory service

The Company will also provide a copy of its then-current CRS within thirty (30) days of a retail investor’s request.

Other Delivery Issues

If the Company now or in the future maintains a public website, the then-current version of the CRS must be posted to the site, in a prominent manner, in a location and format that is easily accessible by a retail investor.

If the CRS is delivered in a paper format as part of a package of documents, the CRS must be the first among the documents delivered.

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4.	ADVISORY CONTRACT

4.1	GENERAL

The Advisors Act does not specify that an advisor enter into written agreements, but sets forth requirements if the agreements are in writing. Some states, however, may require written agreements. General industry practice indicates that advisors enter into written agreements with clients. Oral advisory contracts are not prohibited under the Act; however this does not exempt the advisor from any sections of Rule 204-2 covering the books and records required to be maintained by an investment advisor. Likewise, if the advisor has any discretionary power or authority with respect to a client’s securities and/or funds, it must make and keep all powers of attorney or other evidence granting that authority.

1.	Contract Provisions. The SEC requires that investment advisory contracts carry the following provisions:

a)	No Assignments without client consent (the Act, Section 205(a)(2)) – an advisory contract must provide that the investment advisor may not assign the contract without the client’s consent.

b)	Restrictions on performance fees (the Act, Section 205(a)(1)) – An advisory contract may not provide for compensation to the investment advisor based on a share of capital gains or capital appreciation of a client’s funds or any portion thereof. However, an advisor may receive a performance fee in certain limited circumstances. (See Rule 205-3)

c)	Prohibition on Waiver of Compliance (the Act, Section 215(a), and (b)) – No contractual or other provision may purport to waive compliance with the Advisors Act or rules thereunder. Moreover, an advisor may be unable to enforce a contract that violates the Advisors Act against an unwilling innocent party.

d)	The SEC staff has taken the position that any legend, hedge clause, or other contractual provision that is likely to lead a client to believe it has waived any available right of action against the investment advisor may violate the Advisors Act antifraud provisions.

e)	Other contract requirements – All unearned, pre-paid fees must be refunded upon termination of a contract. The terms of the advisory contract describing services and fees must be consistent with information in the firm’s Form ADV as currently on file with the SEC.

f)	Investment objectives and/or management style will be either included as part of the client’s advisory contract, or contained in a separate record. The contract contains an acknowledgment that the client has received the disclosure documents; i.e., Form ADV Parts 2A and 2B.

g)	Proxy voting responsibilities are set forth in the Investment Advisory Agreement for non-ERISA and ERISA accounts.

2.	Additional Provisions

Additionally, there are provisions regarding refunds of client fees. The SEC has stated, “a provision in an investment advisory contract providing for the return of fees charged in case of an unsatisfactory recommendation would violate Section 205-1 of the Advisors Act. The advisor would, in effect, be charging advisory fees only when his

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customers realized capital appreciation as a result of its advice.” All contracts are to be “arms-length” in nature. Furthermore, any agency relationship can always be terminated; at which time the advisor must return any unearned prepaid fees.

4.2	POLICY & PROCEDURE

It is the business practice of the Company to have all of its agreements, advisory contracts and addenda thereof, with clients in writing.

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5.	SUPPORTING CLIENT DOCUMENTATION

5.1	GENERAL

The Company requires that each new client, in addition to receiving our disclosure information, supply important information needed to establish an investment advisory relationship. Be careful that all necessary information is obtained and where applicable, verified with supporting documents; i.e., trust agreements, discretionary agreements, and power of attorney.

Of primary importance is information regarding investment objectives. Unless adequate information is obtained regarding these areas, we will be unable to ascertain the investment suitability for the client. All client restrictions shall be noted in writing in the investment guidelines. Restrictions include which securities to (or not to) buy and sell, percentage of allocations, etc.

5.2	POLICY STATEMENT

Individual Investors: The Company endeavors to have each individual client approve the proposed “Investment Policy Statement” (Investment Blueprint). These guidelines may vary for each client. Client objectives are reviewed on an annual basis and material changes regarding the client’s financial needs are noted. As a result, appropriate recommendations and changes may be made to the investment style for each client.

Institutional Clients: If Investment Policy Statement and Objectives are prepared by institutional clients, they should be attached to the Investment Advisory Agreement. These guidelines vary for each institutional client. Client objectives are reviewed on an annual basis and material changes regarding the client’s financial needs are noted. As a result, appropriate recommendations and changes may be made to the investment style for each client.

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6.	ADVISORY FEES

6.1	GENERAL

Except for performance fees, the Advisors Act does not specifically regulate the types or amounts of advisory fees an advisor may charge clients for advisory services. The Advisors Act relies primarily on disclosure to address the appropriate level of fees, and the SEC requires that an advisor, as a fiduciary make full and fair disclosure to clients about the fees it charges.

6.2	PERFORMANCE BASED FEES

SFM does not utilize performance based fees. The following information is provided for informational purposes only.

The Advisors Act generally prohibits fees based on a share of capital gains or appreciation of funds of a client (Section 205(1)). Therefore, an advisory contract cannot provide that advisory fees will be waived or refunded, in whole or in part, if a client’s account does not meet a specified level of performance or otherwise make receipt of advisory fees contingent on the investment performance of the funds of advisory clients [Advisors Act Release No. 721 (May 16, 1988)]. Performance fees are permitted if the client is a registered investment company, or if the client’s portfolio managed by the advisor is in excess of $1 million and the client is not an employees’ stock bonus, pension, or profit- sharing trust qualified under the Internal Revenue Code, a bank collective trust, or a separate account of an insurance company for such qualified employees’ trust. A registered investment advisor may only charge performance-based fees in compliance with SEC Rule 205-3. State regulations vary, and some states prohibit any performance-based fee arrangements.

The following requirements must be met (Advisors Act Rule 205-1):

1.	The fee must increase and decrease proportionately;

2.	Increases and decreases must be based on the “investment performance” of the company or fund over a “specified period” in relation to “investment record” or an appropriate index of securities prices or such other measure as the SEC may specify; and

3.	The base of the fulcrum fee, from which the increases and decreases are determined, is the fee earned when the investment performance of the company or fund is equivalent to that of the index used.

The Advisor must disclose to the client or to the client’s agent all material information regarding the advisory arrangement before entering into the advisory contract. These disclosures must include:

1.	that the fee arrangement may create an incentive for the advisor to make riskier or more speculative investments than would be made under a different fee arrangement;

2.	that the advisor may receive increased compensation with regard to unrealized appreciation as well as realized gains in the client’s account;

3.	the periods which will be used to measure investment performance and their significance in the computation of the fee;

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4.	the nature of any index which may be used to measure investment performance, the significance of the index, and the reason the advisor believes the index is important;

5.	how the value of securities for which market quotations are not available will be determined and the extent to which the valuation will be independently determined (if applicable).

All contracts are to be “arms-length” in nature. Meaning that the advisor has a fiduciary duty to deal with clients fairly and honestly and to make full and fair disclosure of the performance fee arrangement, if any. The Advisor must reasonably believe, immediately prior to entering into the contract, that the contract represents an arm’s length agreement between the parties and that the client, alone or together with its independent agent, understands the proposed method of compensation and its risks.

6.3	REFERRAL FEES

The payment of referral fees to persons who solicit advisory clients is permitted, provided that all applicable provisions of SEC Rule 206(4)-3 are followed. The Rule requires:

1.	the advisor is registered under Advisors Act;

2.	the solicitor is not a “bad boy,” i.e., no conviction, etc. with respect to securities activities;

3.	the cash fee is paid pursuant to a written agreement with the advisor, a copy of which is retained in compliance with Regulation 204-2(a)(10); and

4.	the fee is paid to a solicitor for solicitation services regarding providing impersonal advisory services; or who is a partner, employee, etc. of advisor, and such status is disclosed to client;

Other than above, if all of the following conditions are met:

1.	There is a written agreement with advisor which:

(a)	describes solicitation activities and compensation;

(b)	obligates solicitor to comply with advisor’s instructions and the Advisors Act and rules; and

(c)	obligates solicitor to provide client with advisor’s brochure and a separate disclosure document which discloses the following:

●	Solicitor’s name;

●	Advisor’s name;

●	Nature of relationship between solicitor and advisor;

●	Statement that solicitor is to be compensated by advisor;

●	Terms and description of compensation; and

●	The amount, if any, which will be charged to the client in addition to the advisory fee.

2.	The advisor receives from the client, prior to, or at the time of, entering into an advisory agreement with such client, a signed and dated acknowledgment of

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receipt of the advisor’s Form ADV Part 2A and the solicitor’s disclosure statement as described above.

Because laws regulating solicitors differ on a state-by-state basis, it is important that advisors, before engaging solicitors in or for a particular state, first determine if any corresponding filing, registration, and/or qualification requirements are applicable to the adviser and/or the solicitor. Thereafter, for both regulatory and liability protection purposes, the roles and obligations of the parties should be set forth in a well-defined solicitation agreement, certain terms of which will differ depending upon the identity of the solicitor (i.e., an individual, another investment advisor, a broker-dealer, etc.).

6.4	SUB-ADVISORY FEES

It is the occasional practice of the Company to utilize the expertise of another investment manager in a sub-advisor role from time to time. These relationships are fully disclosed to the Client.

6.5	POLICY & PROCEDURE

Advisory fees are calculated and payable quarterly, either in arrears or in advance, and are computed on the aggregate fair market value of the securities and cash balances and accruals in the client account, as of the end of the quarter. The fee may or may not be adjusted with respect to additions or withdrawals made by client during the period. The methodology (in arrears or in advance) as well as the amount of the fee is negotiable.

For accounts billed in arrears: if a client should terminate at any time during a calendar quarter, the Company will deliver to such a client a final bill for the services rendered according to the applicable fee schedule and pro-rated to the date of termination.

For accounts billed in advance: the Company will issue a fee rebate for any unused days of management in the respective quarter. Billing arrangements are set forth in the Investment Advisory Agreement.

It is not the practice of the Company to charge investment advisory fees on a performance basis. The Company will charge performance fees only if all of the requirements and disclosures by SEC Rule 205-3 and any state regulations are met. Performance based fee arrangements are not entered into unless agreed upon in writing by the client.

It is the policy of the Company to provide timely disclosure of referral fee arrangements in accordance with SEC rules.

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7.	BOOKS AND RECORDS

7.1	GENERAL

Advisors are required to keep and maintain certain books and records pursuant to Rule 204-2 under the Advisors Act.

The required books and records include the following:

1.	A journal and other records of original entry (including cash receipts and disbursements records) forming the basis of entries in any ledger;

2.	General and auxiliary ledgers reflecting asset, liability, reserve, capital, income, and expense accounts;

3.	All checkbooks, bank statements, cancelled checks, and cash reconciliations of the advisor;

4.	All bills or statements (or copies thereof), paid or unpaid, relating to the advisor’s business. (For example, copies of client checks or similar evidence of payment of invoices must be maintained by the advisor);

5.	All trial balances, financial statements, and internal audit working papers relating to the advisor’s business;

6.	A memorandum of each order given and instructions received by the advisor from clients for the purchase, sale, delivery, or receipt of securities, and any modification or cancellation of any such order or instructions, such memoranda shall:

●	Indicate the terms and conditions of the order (buy or sell);

●	Show any instruction, modification or cancellation;

●	Identify the person connected with the investment advisor who recommended the transaction to the client;

●	Identify the person who placed the order;

●	Show the account for which the transaction was entered;

●	Identify the bank, broker or dealer by or through whom executed;

●	Identify orders entered into pursuant to the exercise of the investment advisor’s discretionary authority.

7.	Originals or all written communications received by and copies of written communications sent by the advisor, relating to:

(a)	Any recommendation made or proposed to be made and any advice given or proposed to be given;

(b)	Any receipt, disbursement or delivery of funds or securities;

(c)	The placing or execution of any order to purchase or sell any security; or

(d)	The performance or rate of return of any or all managed accounts or securities recommendations; provided, however,

●	That the investment advisor shall not be required to keep any unsolicited market letters and other similar communications of

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general public distribution not prepared by or for the investment advisor, and

●	That if the investment advisor sends any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than 10 persons, the investment advisor shall not be required to keep a record of the names and addresses of the persons to whom it was sent; except that if such notice, circular or advertisement is distributed to persons named on any list, the investment advisor shall retain with the copy of such notice, circular or advertisement a memorandum describing the list and the source thereof.

8.	A list or other record of all accounts in which the investment advisor is vested with discretionary power with respect to the funds, securities, or transactions of any client.

9.	Copies of all records and documents relating to the advisor’s discretionary client accounts (including powers or attorney or grants of authority).

10.	Copies of all of the advisor’s written agreements with clients or relating to the advisor’s business.

11.	Copies of the publications and recommendations the advisor distributes to ten (10) or more persons (other than persons directly connected with such investment advisor), and a memorandum of the factual basis and reasons for the recommendation (if not set forth in the publication).

12.	Copies of performance advertisements and documents necessary to form the basis for such performance information, including the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulleting, or other communication that the investment advisor circulates or distributes, directly or indirectly, to any person (other than persons connected with such investment advisor).

13.	A record of certain securities transactions in which the advisor or its “advisory representatives” have a direct or indirect beneficial ownership or interest, or a statement declaring that the reporting or recording of any such transaction shall not be construed as an admission that the investment advisor or advisory representative has any direct or indirect beneficial ownership in the security. A transaction shall be recorded not later than 10 days after the end of the calendar quarter in which the transaction was effected.

14.	For purposes of the above paragraph, the term “Advisory Representative” shall mean

(a)	any partner, officer or director of the investment advisor;

(b)	any employee who makes any recommendation who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made;

(c)	any employee who, in connection with his or her duties, obtains any information concerning which securities are being recommended prior to the effective

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dissemination of such recommendations or of the information concerning such recommendations; and

(d)	any of the following persons who obtain information concerning securities recommendations being made by such investment advisor prior to the effective dissemination of such recommendations or of the information concerning such recommendations:

●	any person in a control relationship to the investment advisor.

●	any affiliated person of such controlling person; and

●	any affiliated person of such affiliated person;

(e)	An investment advisor shall not be deemed to have violated the provisions of this rule because of his failure to record securities transactions of any advisory representative if he establishes that he instituted adequate procedures and used reasonable diligence to promptly obtain reports of all transactions required to be recorded.

15.	Disclosure Brochures / Form ADV Part II: A copy of each written statement and each amendment or revision thereof, given or sent to any client or prospective client of such investment advisor in accordance with the provisions of Rule 204-3 under the Act (the “Brochure Rule”), and a record of the dates that each written statement, and each amendment or revision thereof, was given, or offered to be given, to any client or prospective client who subsequently becomes a client.

16.	Privacy Notices: A copy of each written statement given or sent to any client or prospective client of such investment advisor in accordance with the provisions of Regulation S-P which implement the privacy requirements of the Gramm-Leach- Bliley Act, and a record of the dates that each written statement was given, or offered to be given, to any client or prospective client who subsequently becomes a client.

17.	For clients obtained through a referral fee arrangement (the “Cash Solicitation Rule”), All written acknowledgments of receipt obtained from clients (pursuant to SEC Rule 275.206(4)-3(a)(2)(iii)(B)) and copies of the disclosure documents delivered to clients by solicitors pursuant to SEC Rule275.206(4)-3.

18.	Articles of incorporation, charters, minute books, and stock certificate books of the investment advisor and of any predecessor shall be maintained at the principal office of the investment advisor and preserved until at least three years after termination of the enterprise.

19.	Records maintenance if advisor is discontinuing business: Before ceasing to conduct or discontinue business as an investment advisor, the investment advisor will arrange for and be responsible for the preservation of the books and records of the entity, to be maintained and preserved under this rule for the remainder of the period specified in this rule, and shall notify the Commission in writing, at its principal office of the exact address where such books and records will be maintained during such period.

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7.2	RETENTION OF RECORDS

Investment advisors are required to maintain books and records as follows: All books and records must be kept for a period of not less than five (5) years from the end of the applicable fiscal year. They must be retained in an appropriate office of the advisor during the first two (2) years and be accessible for the remaining three (3) years.

1.	Performance and Advertising Records These records will be maintained and preserved in an easily accessible place for a period of not less than five (5) years, the first two years in an appropriate office of the investment advisor, from the end of the fiscal year during which the investment advisor last published or otherwise disseminated, directly or indirectly, the notice, circular, advertisement, newspaper article, investment letter, bulletin, or other communication.

2.	Maintenance of Electronic Records The SEC imposes requirements on advisors who store records by computer medium. Records required to be maintained and preserved pursuant to SEC Rule 204 (g)(1), may be immediately produced or reproduced by photograph on film or, as provided in SEC Rule 204 (g)(2), on magnetic disk, tape or other computer storage medium, and be maintained and preserved for the required time in that form. The investment advisor shall:

●	Arrange the records and index the films on computer storage medium so as to permit the immediate location of any particular record;

●	Be ready at all times to promptly provide any facsimile enlargement of film or computer printout or copy of the computer storage medium which the Commission, its examiners or other representative may request;

●	Store separately from the original one other copy of the film or computer storage medium for the time required;

●	As to computer medium: maintain procedures for maintenance and preservation of, and access to, records so as to reasonably safeguard records from loss, alteration, or destruction;

●	As to photographic film: at all times have available for Commission examination of its records, pursuant to Section 204 of the Advisors Act, facilities for immediate, easily readable projection of the film and for producing easily readable facsimile enlargements.

Pursuant to paragraph SEC Rule 204 (g)(1), an advisor may maintain and preserve on computer tape or disk, or other computer storage medium, records which, in the ordinary course of the advisor’s business, are created by the advisor on electronic media or are received by the advisor solely on electronic media or by electronic data transmission.

7.3	POLICY & PROCEDURE

The Company currently maintains required books and records on site or the site of Company’s CPA for at least two (2) years, and required records maintained for five (5) years are easily accessible.

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Additionally, separate files may be maintained for each client, which contain any documentation which the client has provided related to outside activities.

Any client emails relating to investment advice are printed out and delivered to the Compliance Assistant to be filed electronically and stored in the client file and a Compliance file. Discussion of this policy is a bullet item on the weekly meeting agenda.

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8.	ANNUAL OR OTHER REPORTING REQUIREMENTS

8.1	AMENDMENTS TO FORM ADV

Form ADV instructions state that Form ADV must be amended:

1.	Promptly for any material changes; and

2.	Within 90 days of Fiscal Year End.

Amendments are filed with the SEC and with all applicable state jurisdictions.

Investment advisors who possess or have custody of client funds or securities must complete form ADV-E.

Form ADV-W is used to withdraw registration as an investment advisor with the SEC and all applicable states. It is filed with the SEC as well as filed with state jurisdictions, where applicable.

8.2	AMENDMENTS TO U-4 and SCHEDULE D

Advisory representative must alert the firm’s compliance department of all changes that requires an amendment to Form U-4 or Schedule D. Even a change of home address must be reported.

8.3	SCHEDULE 13-D/13-G

This schedule must be filed for any person, who after acquiring directly, or indirectly, more than 5% of the beneficial ownership of any equity security of a class registered pursuant to Subsection 12 of the 1934 Act, or any equity security of an insurance company relying on Subsection 12(g)(2)(G) or any closed-end investment company registered under the 1940 Act, to report beneficial ownership with either the intent or effect of causing a change in control of an issuer. The Schedule must be filed within 10 days after such acquisition with (1) the SEC, (2) each exchange where the security is traded, and (3) the principal office of the issuer. The duty to amend Schedule 13-D is found in Rule 13-D-2 under the 1934 Act.

Schedule 13-G may be filed in lieu of a Schedule 13-D, if such person has acquired securities in the ordinary course of business and not with the purpose of changing or influencing control of the issuer and such person is a registered investment advisor or a specified type of institutional investor (Rule 13-D-1(b)(1)(ii)(E) under the 1934 Act.) Schedule 13-G must be filed within 45 days after calendar year-end in which the obligation arose, and following each year-end thereafter, to report a change in position as long as the person continues to own a 5% position or more. The schedule need not be filed if the person does not own more than 5% at the end of the calendar year. If the person no longer holds such securities in the ordinary course of its business, it must promptly file a 13-D. The duty to amend Schedule 13-G is found in Rule 13-D-2 of the 1934 Act.

8.4	FORM 13-F

This form must be filed by an institutional investment manager that exercises investment discretion with respect to accounts holding equity securities having an aggregate fair market value of at least $100 million. Any person subject to this provision must file within 45 days of the end of each quarter. Section 13-F(3) of the 1934 Act and Part D of the General Instructions accompanying Form 13-F set forth the particulars regarding this form.

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8.5	MARKETING MATERIALS

During the annual compliance meeting, the materials currently in use will be compared to the policy and procedure in this manual as prompted by the audit checklist.

8.6	POLICY & PROCEDURE

The Company reviews its form ADV and other associated forms and attachments, such as Form U-4, on an ongoing basis, filing amendments with the SEC and appropriate states as soon as practicable, and not less than annually.

When Employees move or make other changes, a written notice to Compliance Officer must be generated. That form will be found at S:\SFM\Procedures\EE Changes.

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9.	FINANCIAL RECORDS

9.1	AUDITED FINANCIAL SHEET

Investment Advisors are required to keep typical accounting records that any business would normally keep. These requirements are more specifically outlined under Rule 204-2 of the Advisors Act. Many states require trial balances and/or net capital computation records as well. Prepaid fees should not be reported as earned income until those fees have been earned. In addition, the firm should review any statement requirements regarding net capital, net worth, bonding, or reporting requirements.

Advisors who receive prepayment of more than $1,200 in fees per client, and six months or more in advance, must include an audited balance sheet in the advisor’s Form ADV Part 2A delivery to clients from whom the advisor has received such prepayment. The balance sheet must be audited by an independent public accountant.

9.2	POLICY & PROCEDURE

The Company does not require prepayment of fees more than 6 months in advance. Therefore, there is no audited balance sheet requirement.

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10.	PERSONAL SECURITIES TRANSACTION RECORDS

10.1	GENERAL

Section 204A-1 of the Investment advisors Act of 1940 requires:

“Every investment advisor subject to section 204 of this title shall establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment advisor’s business, to prevent the misuse in violation of this Act or the Securities Exchange Act of 1934, or the rules or regulations thereunder, of material, nonpublic information by such investment advisor or any person associated with such investment advisor.”

Under the books and records section of the Act (Rule 204-2(a)(12) and (13)), investment advisors are required to maintain records, within 30 days of quarter end, of the personal securities transactions of this Company, its officers, directors and other access persons, the spouses, minor children, and members of the households of those officers, directors, managing partners, and access persons, as well as any securities transactions in which an officer, director, managing partner, or access person may have a direct or indirect beneficial interest. Such persons are deemed to have beneficial interest of a security if they (a) have voting or dispositive power with respect to the security and (b) have a direct or indirect pecuniary interest in the security.

An access person is defined by Rule 204A-1 as all directors, officers, and partners, as well as any supervised person who (a) has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund; or (b) is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

The rules require maintaining a record of every transaction in a security with the following information to be maintained in the record:

1.	Title and amount of the security involved, and, as applicable, the exchange ticker symbol or CUSIP, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

2.	Date of the transaction;

3.	Nature of the transaction (purchase or sale);

4.	Price at which the trade was effected;

5.	Name of the broker-dealer or bank that executed the transaction;

6.	The date the access person submits the report.

This information is required to be recorded not later than 30 days after the calendar quarter in which effected. In addition, a system for review of personal securities transactions and holdings for all officers, directors, managing partners, and access persons with access to investment information, and their immediate families and related persons needs to be implemented and maintained to determine if employees are trading on the market impact made by recommended transactions.

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1.	Transactions in securities that are direct obligations of the United States do not need to be reported, nor do transactions in unaffiliated, open-end investment company shares (mutual funds).

2.	The rules require the reporting of all securities transactions and holdings, including listed and unlisted securities, private transactions (which include private placements, non-public stock or warrants) and securities that are not custodied in these personal reports.

3.	Investment advisor procedures should include periodic (semi-annual or annual) listings of all members of the covered person’s immediate household and of all accounts that are held by these individuals. On an annual basis all personnel are required to sign an acknowledgment and agreement to comply with the Company’s requirements.

4.	Personal trading and investment activities of employees of investment advisory firms are the subject of various federal securities laws, rules and regulations. Underlying these requirements is the fiduciary capacity in which an investment advisor acts for clients. A fiduciary has a duty of loyalty to clients, which requires that the advisor act for the best interest of the clients and always place the clients’ interests first and foremost.

5.	When investment advisory personnel invest for their own accounts conflicts of interest may arise between the client’s and the employee’s interests. The conflicts may include taking an investment opportunity from the client for an employee’s own portfolio, using an employee’s advisory position to take advantage of available investments, or front running, which may be an employee trading before making client transactions thereby taking advantage of information or using client portfolio assets to have an effect on the market which is used to the employee’s benefits.

10.2	PERSONAL INVESTING BY INVESTMENT ADVISORY PERSONNEL

The rules require maintaining a record of every transaction in a security. The securities laws and regulations that cover the personal trading and investment activities of advisory personnel include:

1.	Anti-fraud provisions (Section 206) of the Advisors Act which prohibits any scheme, practice, transaction, or a course of business that operates as a fraud or deceit on a client;

2.	Form ADV and Rule 204-3 requirements which provide that an advisor disclose its practices and its interest in client transactions among other things;

3.	Record keeping requirements (Rule 204-2(a)(12) of the Advisors Act) for the personal trading of advisory representatives; and

4.	Requirements for a code of ethics for advisors.

10.3	INVESTMENT ADVISOR CODE OF ETHICS

The important elements that should be included in an advisor’s code of ethics are as follows:

1.	A general statement of fiduciary principles, a loyalty to clients, and placing a client’s interests first and foremost;

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2.	A designation of the various categories of advisory persons covered by the code, such as portfolio managers making investment decisions and those employees with access to investment information;

3.	The identification of the kinds of securities to be covered by and excluded from the code;

4.	A statement of any limitations on an advisory person’s personal trading;

5.	Consideration of a pre-clearance procedure for the prior approval of any transactions by advisory persons;

6.	A reporting procedure for transactions and arrangements for duplicate statements and confirmations to be forwarded to a designated compliance officer;

7.	A review and monitoring procedure for personal trading activity of advisory persons on a monthly or periodic basis after the pre-clearance procedure;

8.	A description of any restricted or blackout periods for transactions by advisory persons;

9.	A procedure for the annual review and updating of the code with employee education and certification as to compliance with the code;

10.	A statement of possible sanctions that may be imposed for violations of policies and procedures established by the code.

10.4	POLICY & PROCEDURE

No officer, director, or employee of the Company will buy or sell securities for his or her personal portfolio or for the portfolios of others where his or her decision is substantially influenced by material information derived, in whole or in part, by reason of his or her employment unless the information is also available to the investing public on reasonable inquiry.

The Company has adopted an Insider Trading Policy Statement, which is incorporated herein as Exhibit 1.

On an annual basis all personnel are required to sign an acknowledgment and agreement to comply with the Company’s requirements. On a quarterly basis (within 30 days of quarter end) each employee submits a quarterly trading statement indicating those trades effected during the quarter. Copies of these statements are maintained by the firm’s Compliance Officer. A copy of this statement is attached and incorporated herein as Exhibit 2.

A copy of the written personal trade notification will be attached to the employee’s quarterly transaction statement reporting all trades for the quarter. Personal securities transactions restrictions and reporting requirements affect officers, directors, employees, and related persons of the Company and its affiliates.

Annual holdings reports for each employee are required. A copy of all investment accounts statements must be provided to the Compliance Officer for review. New employees must provide statements for all their personal investment accounts within 10 days of beginning work.

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The company has adopted this manual (Section 10 and this Policy Statement) as its Investment Advisor Code of Ethics; every effort is made to adhere to those standards outlined by the SEC as stated above.

Client portfolios will always be given preference for execution and allocation on either sales or purchases.

Employees are required to read and sign an acknowledgment regarding personal trading policy. This policy is reviewed by the Chief Compliance officer on an annual basis and signed by each employee on an annual basis. Additionally, records concerning trades affected by or on behalf of related persons, as well as holdings effective January each year, will be maintained by the Chief Compliance Officer. Records concerning trades and holdings maintained by Joe Maas are reviewed by Ron Thompson. If the employee is participating in a block trade with clients, no Trade Request is required.

Individual securities (not to include ETFs or mutual funds) trades for employees are pre- approved by Joe Maas, and Joe’s trades are pre-approved by Ron Thompson. The trades are submitted on a Employee Trade Request Sheet. (S:\Synergy Financial Management\Compliance\Employee Trade Request)

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11.	INSIDER TRANSACTIONS

11.1	GENERAL

Investment Advisors often have access to material information that has not been publicly disseminated (i.e., “inside information”). In order to combat misuse of this information by advisors, their employees or affiliates through insider trading or otherwise, Congress added Section 204A to the Advisors Act, which requires an investment advisor to adopt policies and procedures to preserve the confidentiality of information and prevent possible insider trading.

Section 204A of the Advisors Act requires that investment advisors “establish, maintain and enforce written policies and procedures reasonably designed” to prevent the misuse of material, nonpublic information by the advisor or any person associated with the advisor. In order to demonstrate that employees have been apprised of the advisor’s policies and procedures, it is generally prudent to have each employee sign a certification that the employee has read and understands the advisor’s policies and procedures and agrees to comply with them.

The Insider Trading and Securities Fraud Enforcement Act of 1988 (ITSFEA) imposes specific requirements on broker-dealers and investment advisors with respect to insider trading and other misuses of material nonpublic information and provides the SEC with the authority to sanction a broker-dealer or investment advisor for failing to have such procedures, whether or not the deficiency has resulted in insider trading.

In addition, any person having access to material and nonpublic corporate information violates the securities laws by communicating such information to others.

To avoid possible violations, investment advisors must exercise great care in their supervision of employees and in the securities transactions of their personnel. If there is any question as to whether a contemplated purchase or sale would violate the insider trading rules, the employee must consult with his or her supervisor or with the Company’s compliance principal prior to executing the transaction.

Policies and procedures that are reasonable for a particular firm may differ considerably from one firm to another because of differences in business operations, structure, and scope and nature of the firm’s business. Certain policies and procedures will be appropriate across the board, such as restricting access to files likely to contain nonpublic information, providing continuing education programs concerning insider trading, restricting or monitoring trading in securities about which the firm’s employees might possess nonpublic information, and monitoring and reviewing trading for the firm and individuals, as well as policies that require personnel to conduct their personal trading through in-house accounts or to report such trading expeditiously to their firms.

Additional provisions to an Insider Trading Policy Statement might include:

1.	Requiring pre-clearance for all securities transactions;

2.	Specifying that the policy also applies to the insider’s spouse, minor children, and other persons living with the employee;

3.	Discouraging speculative transactions, such as the acquisition of calls or puts or the writing of calls or puts and engaging in short-term trading;

4.	By restricting, as much as possible, the number of individuals having access to “material information,” an investment advisor is building a good defense against

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possible violations. The erection of a “Chinese Wall” controls the flow of material nonpublic information with a multi-service firm. (Chinese Wall: Procedures used to “wall” off material nonpublic information so that it does not freeze the activities of all portfolio managers.)

11.2	CHINESE WALL

A Chinese Wall prevents disclosure of confidential client or investment information to persons within the firm except as necessary to a client. Thus, a senior investment advisor employee who receives confidential information from a client may share the information with others in his or her department, or with persons outside his or her department, including those in sales, research, and trading groups. Formalizing all such communications can insure that any disclosures through the Chinese Wall are proper. An even higher degree of control over communication between departments may require approval of senior management or by the compliance principal. A firm unwilling to accept the burdens of a pre-clearance procedure may require that confidential information be exchanged only among senior employees such as department heads or managing partners.

An excellent procedure for deterring unwanted disclosures and sensitizing employees to the Company’s commitment not to misuse confidential information is the requirement of employees to document and justify each Chinese Wall communication.

11.3	POLICY & PROCEDURE

No employee of the investment adviser who is in possession of material nonpublic information about a company, or about the market for that company’s securities, is permitted to purchase or sell those securities until the information becomes public and the market has had time to react to it.

No person associated with the Company shall disclose material nonpublic information about a company or about the market for that company’s securities: (a) to any person except to the extent necessary to carry out the legitimate business obligations of the investment adviser, or (b) in circumstances in which the information is likely to be used for unlawful trading.

All personal securities transactions must be pre-cleared with Chief Investment Officer and Compliance Principal. All transactions are reviewed annually by the Compliance Principal.

Chinese Wall: Communication is limited to consultants, custodians, CPAs, and attorneys hired by client. Client approval of communication will typically be given at the start of the relationship. Any changes should be confirmed with the client in writing.

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12.	ADVERTISING AND MARKETING

12.1	GENERAL

Rules set forth under Section 206(4) of the Advisors Act apply to “advertisements.” The SEC has defined advertisements to include any written communication directed to more than one person, or any notice or other announcement in any publication or by radio or television which offer any analysis, report or publication concerning securities or used to determine when to buy or sell securities or which securities to buy or sell; or any graph, chart, formula or other device used to determine when to buy or sell any securities or which securities to buy; or any other investment advisory service.

The following may not be contained in any advertisements by an investment advisor:

1.	Testimonials concerning any advice or service of the advisor;

2.	References to past or specific recommendations of the advisor, which were or would have been profitable to a person (excepting advertisements listing or offering to list all recommendations for at least one year, together with certain required information, containing a required cautionary clause). This may also include reprints of articles on the advisor, prepared by others.

3.	Representations that any graphs, charts, or formula or device can be used to determine which securities to buy or sell or when to buy or sell them unless accompanied by explicit disclosure regarding the limitations and serious difficulties and risks inherent with their use;

4.	Any representation that a service will be provided free of charge unless there is in fact no condition or obligation; or

5.	Any untrue statement of a material fact or which may be false and/or misleading. The Commission will look carefully at the form and content of the advertisement, the implications or inferences that could reasonably be made from the advertisement, in its total context, and the overall sophistication of the audience who was receiving the advertisement’s message.

If an advisor elects to use representations of past advice, the advertisement must contain all recommendations of the advisor for at least the past year with additional specific information. The advertisement may include an offer to provide the reader on request with a list of recommendations, but in that event the advisor may not “highlight” or summarize past recommendations. Time periods must be clearly identified and should not mislead the reader in any way. Averaging of performance may be done, provided that care is taken in weighing the figures used.

Information pertaining to percentage changes must disclose the various or relative sizes of the accounts.

Advertisements that compare performance to an index should include performance relative to a fair and meaningful index, and where performance is superior, the advertisement should note any special factors leading to this performance. Any information regarding rates of return must reflect brokerage commissions and advisory fees and expenses.

All advertising and marketing materials must be consistent with the fees and services as described on the Form ADV currently on file with the SEC.

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12.2	PERFORMANCE DATA IN ADVERTISING

The use of performance data in advertising and marketing materials is a highly complex subject and is carefully scrutinized by the SEC. The anti-fraud provisions of Rule 206(4)-1 prohibit an advertisement that:

1.	Fails to disclose the effect of material market or economic conditions on the results portrayed;

2.	Includes model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have actually paid;

3.	Fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

4.	Suggests or makes claims about the potential for profit without also disclosing the possibility of loss;

5.	Compares the model or actual results to an index without disclosing all material facts relevant to the comparison;

6.	Fails to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed;

7.	Fails to disclose prominently the limitations inherent in model results, particularly the fact that the results do not represent actual trading;

8.	Fails to disclose, if applicable, that the conditions, objectives or investment strategies of the model portfolio changed materially during the time period portrayed in the advertisement and the effect of the change on the results portrayed;

9.	Fails to disclose, if applicable, that any securities contained in or the investment strategies followed with respect to the model portfolio do not relate or partially relate to the type of advisory services currently offered by the advisor;

10.	Fails to disclose, if applicable, that the results portrayed relate only to a select group of the advisor’s clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

If, at the time of a one-on-one presentation net fees are not shown, the client must be presented with written disclosure stating that:

1.	The performance figures do not reflect the deduction of investment advisory fees;

2.	The client’s return will be reduced by the advisory fees and any other expenses it may incur in the management of its advisory account;

3.	The investment advisory fees are described in Part II of the advisor’s Form ADV;

4.	Any representative example (i.e., a table, chart, graph, or narrative), which shows the effect an investment advisory fee, compounded over a period of years, could have on the total value of a client’s portfolio.

It may be advisable that all published material which include “gross” performance numbers contain appropriate legends stating “For use in one-on-one presentations only.” Only actual advisory fees may be deducted to report historical net performance.

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The rules and regulations of the Advisors Act require advisors who use performance data in their advertisements to maintain the advertisements and all data supporting the performance figures for the entire performance period. The records need to be maintained for a period of five years after the end of the fiscal year in which the advertisement was last disseminated, during the first two years of which such records must be maintained in the Company’s principal office.

If the performance data is based on managed accounts, the advisor must retain all worksheets necessary to demonstrate the calculation of the performance data. In addition, all account statements (including accounts that were not used in the computation of the performance figures) reflecting all debits, credits, and transactions in a client’s account must be retained.

If the performance data is not based on managed accounts, the advisor is required to prepare and maintain whatever documents are needed to substantiate the performance data.

Advertisements and supporting documents must be maintained in an appropriate office for the first two fiscal years following the dissemination of the advertisement and in an easily accessible place for the next three years. For example, if the advisor advertises its 10 year performance results today, the advisor would need the records that authenticate the performance results (which encompass 10 years’ worth of records) for five years after the end of the fiscal year in which the advertisement was used. In this example, if we advertised our 10 year performance in 2015 (2005 to 2015), we would need to keep the records that substantiate that performance (e.g. custodian statements from 2005 to 2015) until 2021.

12.3	ADVERTISING MODEL AND ACTUAL PERFORMANCE RESULTS

When advertising model or actual results, advertisements are prohibited that:

1.	Fail to disclose the effect of material market or economic conditions on the results portrayed;

2.	Include model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions or other expenses a client would have or actually paid;

3.	Fails to disclose whether and to what extent the results reflect the reinvestment of dividends and other earnings;

4.	Make claims regarding the potential for profit without also disclosing the possibility of loss;

5.	Compare results to an index without disclosing all material facts relevant to the comparison;

6.	Fail to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed;

7.	Fail to disclose prominently the limitations inherent in model results – especially that they do not represent actual trading and thus may not reflect the possible decision- making impact of material economic and market factors if the advisor actually were managing client funds;

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8.	Fail to disclose, if applicable, that the conditions, objectives, or investment strategies of the model portfolio changed materially during the time portrayed, and if so, the effect of any such changes;

9.	Fail to disclose, if applicable, that the securities or investment strategies described do not relate, or only partially relate, to the type of advisory services currently offered by the advisor;

10.	Fail to disclose prominently, if applicable, that the results portrayed related only to a select group of the advisor’s clients, the basis on which the selection was made, and any material effect of this practice on the results portrayed.

An advisor may provide gross performance data to a client only if the advisor also provides at the same time, the following four specific disclosures:

1.	The performance figures do not reflect the deduction of investment advisory fees;

2.	The client’s return will be reduced by the advisory fees and any other expenses it may incur in the management of its advisory account;

3.	The investment advisory fees are described in Part II of the advisor’s Form ADV;

4.	A representative example (i.e., a table, chart, graph or narrative), which shows the effect an investment advisory fee, compounded over a period of years, could have on the total value of a client’s portfolio.

It may be advisable that all published material which include “gross” performance numbers contain appropriate legends stating “For use in one-on-one presentations only.” Only actual advisory fees may be deducted to report historical net performance.

12.4	PORTABILITY OF PERFORMANCE RESULTS

The SEC has stated that “while use of prior performance results by a subsequent investment advisor may raise an issue under Rule 206(4)-1, we do not believe that the Advisor’s use of the portfolio manager’s performance results would in and of itself be misleading provided:

1.	That no individual or entity, other than the portfolio manager, played a significant part in the performance of the accounts of the portfolio manager;

2.	The results of the portfolio manager’s accounts whose performance you seek to advertise were not materially different from the performance of the portfolio manager’s accounts that did not become accounts of the Advisor.

12.5	TESTIMONIALS

Although testimonials are prohibited, there is no prohibition from using unsolicited articles appearing in independent publications as a marketing tool. However, an advisor must be careful to provide additional information, which serves to balance the article with other unfavorable articles or to, in some fashion, put the article in perspective. The SEC’s Division of Investment Management will allow an investment advisor to provide a partial list of clients in its marketing materials provided that the following conditions are met:

1.	The advisor “will not use performance based criteria in determining which clients to include in the list;”

2.	Each client list will carry a disclaimer stating that “It is not known whether the listed clients approve or disapprove of the advisor or the advisory services provided;”

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3.	“Each client list will include a statement disclosing the objective criteria used to determine which clients to include on the list.”

12.6	INERNET WEB SITE/SOCIAL MEDIA DISCLOSURE

If the Company currently (or in the future) maintains an internet web site and/or social networking page (Facebook, etc.) or blog, each of which constitute marketing materials/advertising, the Company shall also maintain reasonable procedures to ensure that prior to any subsequent, direct communication with a prospective client, the Company and its representative(s) are first registered, excluded, or exempted from registration requirements in the state where the client resides. Moreover, additional substantive site disclosures should be included depending upon specific site content and links to third-party sites. Finally, as discussed above, the site should not elicit or permit testimonials, a statement by a current or former client as to the client’s satisfaction with/endorsement of the Company’s services (See above).

The Company currently maintains a web site. Before any web site content is posted, removed or revised, the applicable content must be reviewed and approved by the Chief Compliance Officer.

12.7	USE OF THE TERMS “RIA” or “INVESTMENT COUNSEL”

The Commission prohibits an advisor from representing or implying that it has been approved or endorsed by the Commission. An advisor may indicate that it is registered as an advisor and where applicable, as a broker. An advisor may not use the initials “RIA” (the advisor must spell out Registered Investment Advisor – Securities and Exchange Commission) after the name of an individual as the use of these initials implies an educational or professional designation and is, therefore, misleading.

An investment advisor may not refer to itself as an “investment counsel” or use the term to describe its business unless the “principal” business of the advisor is rendering investment advice and a substantial part of the advisor’s business consists of rendering “investment supervisory services” as defined on Form ADV.

12.8	POLICY & PROCEDURE

Advertisements and supporting documents are reviewed and approved periodically by the Compliance Principal and/or Chief Compliance Officer (CCO). All material containing performance data, including a performance package, is reviewed by Joe Maas, principal, as well as reviewed by Ron Thompson, Chief Compliance Officer.

All data and supporting documents used in the calculation of actual results are maintained for five years longer than the period in which performance information is reported. Model performance is used. Model presentations contain clear and prominent disclosure that the returns are hypothetical and that actual returns will vary. Advertisements, performance data, and supporting documentation are maintained on site for not less than five years from the end of the fiscal year during which information was last published or we disseminated the performance results, and thereafter in a location that is easily accessible.

SFM recommends, when applicable, one-on-one meetings or one-time presentations try to be conducted using CFA Institute compliant performance data with all appropriate disclosures reviewed and approved by the Compliance Principal.

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The annual checklist will compare each item to the manual and against current in-use marketing material to assure compliance.

Advertising Disclosure Language used:

1) Model returns are calculated net of SFM’s advisory fees of .38% per quarter. The investment advisory fees are described in Part II of the advisor’s Form ADV. 2) Model results portray the reinvestment of dividends and other earnings expect for the MSCI EMF ID. 3) Individual investors may experience better or worse performance results than these historical hypothetical models and investors are exposed to the possibility of loss. 4) SFM’s asset allocation models are suggested investment portfolios and are not actual returns that an investor would have earned. The models are based on the following indexes: Barclays 1- 3 Yr US Treasury, Barclays US Agg Bond, Barclays US Treasury TIPS, BofAML US HY Master II, Citi WGBI NonUSD Hdg, DJ US Real Estate, FTSE RAFI Developing Ex-US 1000, FTSE RAFI US 1000, JPM GBI EM Global Diversified, MSCI EAFE, MSCI EM, Russell 2000, Russell Mid Cap, S&P 500, S&P GSCI. Client accounts may contain materially different volatility than the model portfolios comprised of the above indexes. An investor should consider the investment objectives and risks before investing. 5) Model results do not represent actual trading, and they may not reflect the impact that material economic and market factors might have had on the advisor’s decision-making if the advisor were actually managing client accounts. Models are not retroactively constructed. 6) Model returns are based on the following five risk tolerances: Conservative, Moderately Conservative, Moderate, Moderately Aggressive, and Aggressive. SFM may rebalance the asset allocation of these models from time to time. The last asset allocation change was made in February of 2014, and SFM has been tracking the model returns since January 2002.

7) Performance returns of advisors’ clients may materially differ from those of the model portfolios in both return and risk.

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13.	TRADING

13.1	GENERAL

As fiduciaries, investment advisors are required to put their clients’ interests ahead of their own. This duty is especially evident when it comes to correcting errors made in placing trades for client accounts. As part of the standard examination of an investment advisor, an SEC or state examiner will typically review trading errors to determine if the client was in any way disadvantaged in the error-correction process.

13.2	TRADING ERRORS

Advisors should be aware of the following restrictions on trading errors:

In correcting an error, the advisor must be able to determine that the client would not have been disadvantaged. In correcting an error, the client must be “made whole.”

Soft dollars may not be used to pay for correcting an advisor’s trading errors. An advisor has an obligation to place orders correctly for its advised and non-advised accounts.

Accordingly, if an investment manager makes an error while placing a trade for an account, then the investment manager, in order to comply with its obligation to the Client, must bear any costs of correcting such trade.

The advisor should review the error-correction procedure to determine if, in correcting the error, an agency-cross transaction would take place. If the advisor believes that such a transaction is warranted, the advisor should be sure that all proper disclosures are made and consents obtained, as required in Section 206(3)-2 of the Act.

Advisors must review their own supervisory procedures to make sure that procedures for correcting trading errors are in place. Reviews of trading practices should periodically be made to determine that the Company’s procedures are being followed. Advisors should maintain a file documenting the correction of trading errors. The creation of such a file allows the advisor to periodically review all trading errors for a particular time period to make sure that they were handled quickly and correctly.

13.3	ORDER RECONCILIATION

Exclusive of client-directed brokerage accounts (where such review will generally not be possible), the Company shall review and reconcile transactions effected for its client accounts on a next-day basis (or at such other intervals as determined reasonable by the Company based upon the Company’s business operations and trading practices), and to the extent that it detects any discrepancies, shall take appropriate action to remedy the situation.

13.4	POLICY & PROCEDURE

Authorized Traders at Schwab and TD Ameritrade are Joe Maas, Frank Roman, Elena Lee and Ron Thompson. SFM has the following procedures in place to minimize trading errors:

1.	All trades are initiated with a Trade Sheet. Members of SPG Advisors may also initiate trading instructions in a Trade Sheet which is sent to the trader. For purchases, the trading professional(s) will check that: monies will be available to settle the purchase, the purchased security meets account guidelines (including quality, diversification, security type, maturity), the settlement date is correct, and

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the purchase price is correct. For sells, the main objective is to ensure consistency with the broker confirm and to ensure the reason for the sales is achieved (i.e., was enough cash raised?) This review ensures: trades meet client objectives, are consistent with broker knowledge of the trade, and are consistent with current investment strategy.

2.	All trades are reconciled using Tamarac, which tracks and records changes in client’s portfolios. Operations reviews reconciliation report daily and confirms all expected activity is accounted for. Occasionally, unreconciled trades are recorded and must be investigated.

Trading errors will be corrected and client accounts made whole as soon as the error is detected. A statement as to the error will be written by Joe, Elena, Ron, or Frank and maintained in a quarterly compliance file. (Note that when a trade correction is entered at a custodian, if cost to correct error is under $100, the custodian will typically cover the cost. If the cost to make the client whole is higher than $100, SFM is charged the entire amount by way of an invoice from the custodian. If there is a credit in correcting the cost, the custodian keeps all the credits.)

Trade allocation:

The objective is to allocate investment opportunities in a fair and unbiased way between accounts. This is reviewed in the trade review in 13.3 (a) above.

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14.	BEST EXECUTION

14.1	GENERAL

As a fiduciary, the Company is obligated to act in the best interest of its clients. Accordingly, (to the extent that the Company is engaged to provide investment management services to its clients), it must seek the best available execution for each client’s securities trade. “Best execution” requires the Company to have its customers’ orders executed at prices that are as favorable as possible under prevailing market conditions.

Unless the Company’s agreement with its client provides that the client will direct the Company to utilize one or more specific broker-dealers (see below), the Company will arrange (i.e., either with discretion or upon its recommendation to the client) for the execution of securities brokerage transactions for the client’s account through broker- dealers that the Company reasonably believes will provide the “best execution.”

Depending upon the scope of the Company’s trading activities, the Company will determine the availability of best execution by a variety of methods, including its own experience with transactions effected by various broker-dealers, by conducting its own surveys and soliciting data from competing broker-dealers, and by reviewing trading data from third-party industry research sources.

As an investment manager and fiduciary, the Company will seek to execute securities transactions in such a manner that the client’s total cost or proceeds in each transaction is the most favorable considering all of the relevant circumstances. The selection of an executing broker-dealer is not based solely upon whether the broker-dealer offers the lowest possible commission cost (or transaction fee), but whether the transaction represents the best qualitative execution, taking into consideration various factors, including, but not limited to, the value of research provided (if any), the capability of the Company to execute trades efficiently, the competitiveness of its commission rates and/or transaction fees, and the overall level of “customer service.” Thus, while the Company will give significant weight to the competitiveness of the available commission/transaction rates, it may not necessarily select the broker-dealer that offers the lowest possible rates for the Company’s client account transactions. Additionally, even where the Company will use its best efforts to seek the lowest possible commission rate, it may not necessarily obtain the lowest rate for client account transactions.

14.2	DETERMINATION OF BEST EXECUTION

To the extent that the Company provides investment management services to its clients, the Company will determine the ability of a broker-dealer to provide best execution based on a number of factors (to the extent applicable to the Company’s investment management activities), which may include the following:

●	Ability to trade efficiently and at minimal costs.

●	High level of trading expertise.

●	Sufficient technological and administrative support, including the ability to maintain appropriate communication in difficult/high volume markets and the quality of disaster recovery/redundancy of facilities.

●	Availability of research (in-house and third party sources) and other investment information.

●	Providing access to issuers and “road shows.”

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●	Accommodation of the Company’s special needs: “step-out” trades (i.e., the process of having an executing broker remove itself from a portion of a trade in favor of another broker who is not executing the trade), prime brokerage services, custody services, etc.

●	Financial soundness.

●	History of fair dealing (existence of disciplinary problems).

●	Willingness to provide feedback concerning and to carry out improvements to the quality of trade execution.

●	Ability to execute unique trading strategies, execute and settle difficult trades.

●	Ability/willingness to handle client-directed brokerage arrangements.

●	Ability/willingness to implement instructions given by the Company to have another broker-dealer clear all or a portion of a trade.

●	Ability to execute and account for soft-dollar arrangements and commission recapture programs.

●	Sponsorship of Wrap Programs.

●	Participation in underwriting syndicates.

●	Ability to obtain initial public offering (“IPO”) shares.

The Company shall maintain a list of approved broker-dealers (the “Approved List”). The Approved List may be limited to one approved broker-dealer provided that the Company has made a reasonable determination that the broker-dealer selected enables it to correspondingly discharge its best execution obligation. In addition, the maintaining of an Approved List does not preclude the use of a broker-dealer not currently on the Approved List (an “off-list” broker-dealer).

14.3	MUTUAL FUND SHARE CLASS PROTOCOL

The vast majority of custodians offer two share classes of open-end mutual funds for the Company’s client accounts, retail and institutional:

●	Retail shares-are generally available for purchase without a transaction fee, but typically have a higher internal expense ratio than institutional class shares;

●	Institutional class shares- typically have a lower internal expense ratio than the retail share class, but generally require the payment of a transaction fee. Some institutional shares require a minimum dollar purchase that may not be applicable and/or practical for certain clients.

Even though the transaction fees are payable to the account custodian, and not the Company or any of its members, the Company must still undertake a review to determine what share class is most appropriate for the client, considering such factors as the intended purchase amount, the amount of the transaction fee, the difference in expense ratios, the intended holding period, and the availability of the institutional share class.

Policy: The Company generally buys mutual funds as an intended longer-term investment vehicle (greater than 1 year). Accordingly, assuming that the institutional share class is both available and practical for the client, and the expense ratio savings justifies the payment of the transaction fee, the Company will generally purchase institutional shares for its client accounts. Caveat: Although the Company generally buys mutual funds with the anticipation of a holding period in excess of 1 year, if the client’s, the market’s, or a particular fund’s situation dictates, the Company could sell an institutional class share fund

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prior to the applicable holding period necessary for the expense ratio savings justifies the payment of the transaction fee.

14.4	ORDER ENTRY/BUNCHING

To the extent that the Company provides investment management services to its clients, the transactions for each client account generally will be effected independently, unless the Company decides to purchase or sell the same securities for several clients at approximately the same time. The Company may (but is not obligated to) combine or “bunch” such orders to obtain best execution, to negotiate more favorable commission rates, or to allocate equitably among Company clients differences in prices and commissions or other transaction costs that might have been obtained had such orders been placed independently. Under this procedure, transactions will be averaged as to price and will be allocated among Company clients in proportion to the purchase and sale orders placed for each client account on any given day. To the extent that the Company determines to aggregate client orders for the purchase or sale of securities, including securities in which Company principal(s) and/or associated person(s) may invest, the Company shall generally do so in accordance with the parameters set forth in SEC No- Action Letter, SMC Capital, Inc. The Company shall not receive any additional compensation or remuneration as a result of such aggregation.

14.4	POLICY & PROCEDURE

On an annual basis, SFM’s Principal, Joe Maas, reviews the company’s institutional relationship with its main custodians, Charles Schwab and TD Ameritrade, as well as well as its secondary custodial relationships. The purpose of this review to ensure that best execution is provided by the custodians as it pertains to the full range and quality of services necessary to obtain best available price and most favorable execution. SFM relies on Schwab’s Best Execution Report, which is published quarterly. For TD Ameritrade, SFM may weigh various factors, such as, the value of research provided, execution capability, commission rate, competent block trading coverage, good communication and responsiveness to the investment advisor, use of automation, administrative ability, and provision of market information relating to the security. Other factors may be evaluated as well.

Both discretionary and non discretionary accounts are administratively treated as equally as possible. The company advises clients in SFM’s Brochure as to the differences between the potential trade inefficiency due to a client not having a discretionary account, but in no way intentionally discriminates in favor of either type of account.

The annual checklist is completed at update.

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15.	DIRECTED BROKERAGE

15.1	GENERAL

Many clients will instruct their investment advisors to execute orders through a particular broker-dealer (“directed brokerage”). Clients typically direct brokerage in return for services provided by the broker-dealer, including advice that may have resulted in the client being referred to the investment advisor. Directed brokerage arrangements are not generally prohibited, except in the case of an ERISA or trust account where the plan participant or beneficiary does not receive the service. When a client instructs an advisor to execute orders only through one or a few specific broker-dealers, it is prudent for the advisor to make a number of disclosures to the client:

1.	the advisor’s inability under those circumstances to negotiate commissions;

2.	the advisor’s inability to obtain volume discounts;

3.	there may be a disparity in commission charges among clients;

4.	any potential conflicts of interest arising from brokerage firm referrals.

If appropriate, an advisor may wish to have an ERISA plan sponsor or trustee that directs brokerages confirm in writing that the benefit of any product or service received is for the benefit of the plan itself and not the employer or a participant.

15.2	POLICY & PROCEDURE

It is the policy of the Company that the foregoing disclosures are set forth in the Investment Advisory Agreement for those clients who elect to direct their brokerage to a particular broker-dealer.

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16.	SOFT DOLLARS

16.1	GENERAL

Additional Compensation. The following provisions or substantially similar provisions will be included in the Advisory Services Agreements: Certain of the open-end mutual funds which may be acquired in Client’s account, may, in addition to assessing management fees, internally assess a distribution fee pursuant to section 12(b)1 of the Investment Company Act of 1940 as amended, or an administrative or service fee. Advisor may be eligible or may subsequently become eligible to share in such fees, which generally equal 0.25%, or exceed this amount, each year of the mutual fund account balance. Such fees are included in the calculation of operating expenses of a mutual fund, and the existence of such fees is disclosed in the prospectus for each mutual fund. Additionally, client understands that funds which charge no sales load may be transacted directly with the sponsoring fund organization with no transaction fee. Clients should be aware that all mutual funds incur expenses for portfolio management services and fund administrative services. These expenses may range from 0% to 2.0% of asset value for a domestic equity fund and from 0% to 2.5% for an international or global equity fund. Internal expenses of bond funds tend to be lower than for equity funds. The advisory fee charged pursuant to this Agreement will be in addition to mutual fund internal expenses.

It is the Company’s policy not to regularly engage in soft dollar arrangements. Registrant may pay for the services provided by such Research Providers from its own resources, or it may, from time to time, invest certain client assets in one or more investment products managed by the Research Provider or one of its affiliated entities. In cases where client assets are invested in a Research Provider investment product, the Advisor will indirectly receive a benefit from such client assets that may be used for other clients of the Registrant. Registrant shall not invest client assets in any such products unless Registrant believes in good faith that (1) such investment product is suitable for the client and represents an appropriate investment alternative for the client; and (2) the services received by the Registrant from the Research Provider are applicable and are used by Registrant to effect the investment services provided to the client by Registrant. This arrangement is reviewed on an annual basis.

The following information is provided for informational purposes.

Under soft dollar arrangements, an investment manager obtains research services in exchange for brokerage commissions generated from client accounts that are subject to the investment manager’s investment management. Section 28(e) of the Securities Exchange Act of 1934 (1934 Act) was enacted to address concerns that investment managers who pay more than the lowest available commission rate in return for research and brokerage services other than execution would be liable for a breach of their fiduciary duty. In particular, the purchase of research with the beneficiary’s commission dollars could be viewed as benefiting the investment manager by relieving it of the obligation to produce the services itself or to purchase the services with its own money.

Section 28(e) provides a safe harbor that protects the investment manager from any allegation that the manager violated any law or fiduciary duty either by paying more than the lowest commission or by using brokerage from one client’s transactions to pay for research that benefits others of the advisor’s accounts. The investment advisor has disclosure obligations concerning brokerage allocation practices and the use of commission dollars.

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16.2	SAFE HARBOR

To qualify for the Section 28(e)(1) safe harbor, the following conditions must be met:

1.	The products and services to be acquired must be either brokerage or research;

2.	They must be provided by a broker-dealer;

3.	They must be provided in return for brokerage commission;

4.	They must be based upon the advisor’s “good faith” determination that the commissions were reasonable in relation to the services provided; and

5.	For purposes of Section 28(e), the “controlling principle to be used to determine whether particular services constitute ‘research’ is whether it provides lawful and appropriate assistance to the investment advisor in the performance of his investment decision-making responsibilities.”

Even if a soft dollar arrangement is within the safe harbor, the advisor must obtain best execution and make fair disclosure of its soft dollar practices. The SEC specifically requires registered investment advisors to disclose their soft dollar practices in Part II, Item 12 of their Form ADV. An investment manager is required to disclose detailed information about any arrangement that is not within the safe harbor.

The following activities fall outside of the Section 28(e) safe harbor:

1.	Error correction practices

2.	No-risk principal trades

3.	Client referrals, and

4.	Give-ups and reciprocal brokerage practices

16.3	SOFT DOLLAR ARRANGEMENTS

An advisor provides research services to the extent it (a) furnishes advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities; or (b) furnishes analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategies, and the performance of accounts.

Section 28(e) provides safe harbor protection only to an investment manager who uses client commissions to obtain brokerage and research services “provided by a member of an exchange, broker or dealer.” Soft dollar arrangements to obtain services from third parties (i.e., entities other than brokers), may come within the safe harbor but only as long as the direct legal obligation to pay for the services rests with the broker and not with the investment manager.

The SEC has taken the position that the broker should enter into a written agreement with the third-party research vendor that makes clear that the broker is solely responsible for any payments due as a result of services delivered under the agreement. Additionally, the broker must assume a direct obligation to purchase those services from the vendor without regard to the manner, amount, and timing of any compensation received by the broker from its clients. The broker must structure its relationships to comply with the SEC interpretation that the broker and not its clients have the sole legal obligation to pay the vendor for the services.

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Only commissions generated by agency transactions may be used to satisfy soft dollar obligations.

The investment manager must make a “good faith” determination that the value of research and brokerage services is reasonable in relation to the amount of commissions paid. Consideration also should be given to such things as the quality of execution, the broker’s execution capability with respect to the particular transaction, and the responsiveness of the broker to the needs of the advisor.

Where a product/research has a mixed use (research and non-research) an investment advisor should make a reasonable allocation of the cost of the product according to its use. The portion that provides assistance to an advisor in the investment-decision making process may be paid for in commission dollars, while those services that provide administrative or other non-research assistance to the advisor (such as computer hardware, management systems, integrating trading, execution, accounting, record keeping and other administrative matters, such as performance measurement) are outside the Section 28(e) safe harbor and must be paid for by the investment advisor using its own funds.

Although research need not benefit only the client account or accounts generating the soft dollars, an advisor may not take into account the value of research to non-discretionary accounts or to affiliates that also may be investment advisors. The safe harbor will protect the investment manager if it has determined in good faith that the amount of commission was reasonable in relation to the value of the brokerage and research services provided.

The focus for the Advisor should be on whether the product or service provides lawful and appropriate assistance to the advisor’s investment decision-making process. The issue of third party research must also be reviewed carefully.

Soft dollar practices disclosures must specifically include:

1.	That soft dollars are being used for (a) marketing purpose(s);

2.	That the advisor authorized the use of soft dollars to pay for “marketing seminars;”

3.	That soft dollars are used to pay broker-dealers for referring clients to the advisor; and

4.	That there may be certain consequences of directing securities transaction to a referring broker.

Notwithstanding the above, receipt by an investment manager of any compensation pursuant to a soft dollar arrangement in connection with the purchase or sale of any property (including securities) to or for an investment company would violate section 17(e)(1) of the 1940 Act. Section 17(e)(1) prohibits an investment manager to an investment company from receiving any compensation (other than a regular salary or wages from the investment company) and from accepting any compensation for the purchase or sale of any property to or for the investment company except in the course of the manager’s business as a broker or dealer.

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16.4	POLICY & PROCEDURE

Subject to meeting our fiduciary responsibility to seek best execution for all client transactions, we may obtain research products or services that fall within the ’safe harbor’ established by Section 28(e) of the Securities Exchange Act of 1934. We may purchase brokerage or research services consistent with the requirements of Section 28(e) with soft- dollar commissions generated by trades for clients (including the private fund), even if that service may not be directly or fully useful to that client as long as we have determined that the services would be useful to our clients (including the private fund) as a whole. When using client brokerage commissions to obtain research or other products or services, we receive a benefit because we do not have to produce or pay for the research, products, or services.

In general, we use soft dollar benefits to service all client accounts, including those accounts that do not generate the soft dollar credits. This creates a conflict because some clients may receive the benefit of research or services received due to another client’s commission dollars. For instance, we treat the private fund as a client account for these purposes. In many cases, trades placed by the private fund may be larger than those placed by advisory client accounts or, if the private fund and the advisory client accounts trade on an aggregated basis, the portion of the trade allocable to the private fund is larger than the portion of the trade allocable to the advisory client accounts. Nevertheless, we use any soft dollars generated by private fund trades to benefit the advisory client accounts without regard to whether or to what extent advisory client accounts participated in the trade. We do not seek to allocate soft dollar benefits to client accounts proportionately to the soft dollar credits generated by such client accounts. We have various controls in place designed to manage these conflicts, including:

●	On a periodic basis, we review soft dollar practices to determine that commissions paid were reasonable in relation to the value of research or services received;

●	We review commission rates periodically relative to peers; and

●	We periodically review products and services acquired with soft dollar commissions to assess their benefit to clients.

Because the research and services received could benefit us, we may face a conflict of interest when choosing how to allocate brokerage business for client accounts. In other words, we might have an incentive to execute client transactions through a broker-dealer that provides valuable services or products to us and pay transaction commissions charged by that broker-dealer, rather than based on a client account’s interest in receiving most favorable execution. We could also have an incentive to cause client accounts to engage in more securities transactions than would otherwise be optimal in order to generate soft dollars with which to acquire research products and services. Additionally, in some cases, a client’s transaction may be executed by a broker-dealer in recognition of services or products that are not used in managing that client’s account. We do not exclude a broker- dealer from consideration when making a trading decision regarding a client’s account simply because the broker-dealer has not provided research services or products to us, although we may not be willing to pay the same commission to that broker-dealer.

We seek to address some of these conflicts of interest by “unbundling” the commission amounts we pay to a broker-dealer. In other words, we have agreed with TD that a predetermined amount of commission will represent execution services provided by the

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broker-dealer and the remainder of the commission will be allocated to soft dollars. Pursuant to commission sharing agreements we have with TD, TD places the amount of commissions allocated to soft dollars in an account for our benefit. We then periodically direct the applicable broker-dealer to pay itself or third parties from the account for products or research created or developed by it or those third parties.

We may cause client accounts to pay a brokerage commission higher than another broker- dealer might have charged for completing the same transaction. We would do this if we determine, in our good faith, that the commission is reasonable in relation to the value of the brokerage and/or research services provided by the broker-dealer, viewed in terms of either the particular transaction or our overall responsibilities with respect to our client accounts.

If we receive a product or service that has a research or brokerage use and a non-research or non-brokerage use, we will use our judgment to make a reasonable allocation of the cost of the product or service according to its use (i.e., the component that relates to research or brokerage use vs. the component that relates to non-research or non- brokerage services). We would then pay the portion allocable to research or brokerage using soft dollars, while paying the portion allocable to non-research or non-brokerage portion using hard dollars paid by us. In making an allocation, we will consider users of the product or service and usage, including relative importance, costs of use, frequency of use, and available substitutes.

Services we may acquire with soft dollars include research reports, counsel on market analysis and execution strategies, discussions with research analysts, research related to the market for securities, including pre- and post-trade analytics, seminars or conferences, software that provides analysis of portfolios, corporate governance research and market data, company financials, and economic data. We will allocate soft dollars to a broker- dealer to receive the broker-dealer’s proprietary research (i.e., research created or developed by the broker-dealer to which we are allocating soft dollars), and we also use soft dollars generated with a broker-dealer to pay for research created or developed by a third-party. In the case of a third-party, the broker-dealer may provide us with such third- party research or may pay such third-party directly and instruct the third-party to deliver the research to us.

We might also receive brokerage specific services, including communication services related to execution, clearing, and settlement of transactions and other functions incidental to effecting securities transactions, post-trade matching, electronic communication of allocations routing and settlement instructions, client reporting software, trading software to route orders to market centers or brokers, and direct market access.

In our last fiscal year we used soft dollars from TD Ameritrade (see Section 14 below) to pay for many of the above-listed items, including research regarding external managers and general research services such as Morningstar.

With respect to the IIP Program, as described above under Item 4 Advisory Business, we do not pay SWIA fees for its services in connection with the IIP Program so long as we

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maintain $100 Million in client assets in accounts at Charles Schwab & Co., Inc., that are not enrolled in the IIP Program. In light of our arrangements with Schwab, we may have an incentive to recommend that our clients maintain their accounts with Charles Schwab & Co., Inc., based on our interest in receiving Schwab’s services that benefit our business rather than based on the client’s interest in receiving the best value in custody services and the most favorable execution of transactions. This is a potential conflict of interest. We believe, however, that our selection of Charles Schwab & Co., Inc., as custodian and broker is in the best interests of our clients. It is primarily supported by the scope, quality and price of Charles Schwab & Co., Inc.’s, services and not Schwab’s services that benefit only us.

The Company strives to provide best execution for each of its clients’ transactions. The Company has disclosed in its Brochure the current arrangement(s) that could be construed as soft dollars.

On an annual basis, the company will evaluate arrangements that could be construed as soft dollar arrangements and or other arrangement that it feels it needs to disclose. The company’s policies and procedures will be update as required.

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17.	PRINCIPAL TRADING AND AGENCY CROSS TRANSACTIONS

17.1	PRINCIPAL TRADING

The Company does not enter into principal trading or agency cross transactions. The following information is provided for informational purposes only.

Under section 206 of the Investment Advisors Act of 1940 (the Act), the SEC has enforced traditional restrictions on self-dealing transactions. An advisor, acting as principal for his own account cannot buy any security from or sell any security to his client unless:

1.	the advisor has disclosed to the client his capacity in the transaction,

2.	such disclosure is made in writing prior to such transaction, and

3.	the client has given his written consent to such transaction.

Likewise, where an advisor acts as broker to both the advisory client and the other side of the transaction, the advisor, acting as broker for a person other than its client, cannot buy any security for its client or sell any security to its client, unless the advisor discloses in writing the capacity in which the advisor is acting and such disclosure is made prior to the transaction and the client has given his written consent to the transaction. Compliance with Section 206(3) under the Advisors Act is required for investment advisors that engage in principal and agency cross transactions.

17.2	AGENCY CROSS TRANSACTIONS

An agency cross transaction is a securities transaction where a person acts as an investment adviser in relation to a transaction in which the investment adviser, or any person controlled by or under common control with the investment adviser, acts as broker for both the advisory client and for another person on the other side of the transaction (SEC Rule 206(3)-2(b)). Agency cross transactions typically arise where an adviser is dually registered as a broker-dealer or has an affiliated broker-dealer.

In limited circumstances, the Company may “arrange” for and/or “facilitate” a cross- transaction between client accounts when the Company believes that such a transaction is beneficial to its clients. These transactions will generally occur in a situation when a client needs to liquidate a specific position (usually a fixed income security) that is suitable for another client. In so doing, the Company shall arrange for the custodian to effect the transaction between two of the Company’s managed client accounts. However, for any such transaction, it is the Company’s policy that neither the Company nor any person or entity associated with the Company, will act as a broker, nor receive any commission or transaction-based compensation.

Agency cross transactions are permitted if the advisor meets the following five criteria (see Section 206(3)-2(a)(1-5) and (b) and (c) of the Advisors Act).

1.	The client has executed a written consent authorizing the advisor to effect agency cross transactions and that the consent is obtained after full written disclosure of the agency cross transactions;

2.	The advisor sends to each client a written confirmation at or before the completion of the transaction including the nature of the transaction, the date of the transaction, offering the time the transaction took place, the source and amount of remuneration received by the advisor;

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3.	The advisor sends to each client, at least annually, a written disclosure statement identifying the total number of transactions since the date of the last statement or summary, and the total of all commissions or other remuneration received by the advisor during the period;

4.	Each written disclosure or confirmation required includes a conspicuous statement that the written consent may be revoked at any time by written notice to the advisor from the advisory client; and

5.	No transaction is effected in which the same advisor recommended the transaction to both any seller and any purchaser.

Any disclosure of the cost to the investment advisor (or the price it expects to receive on resale) should be phrased so that its full import is obvious to the client. The disclosure should include a statement of the total amount of the cost or resale price (or the total profit) in dollars and cents. It is not enough to express a formula by which those amounts may be computed, or to limit the disclosure to a percentage figure or to a maximum number of points or dollars per share or bond.

Section 206(3) does not apply to any transaction with customers of brokers or dealers unless they are acting as an investment advisor in connection with the transaction. The rule does apply to any transaction in which the broker or dealer is acting as an investment advisor solely by means of impersonal public statements that do not purport to meet the objectives or needs of specific individuals or accounts, or through the issuance of statistical information containing no expressions of opinion as to the investment merits of a particular security. However, such materials must state that if the customer uses the services of the broker-dealer/advisor in connection with a sale or purchase of a security that is a subject of such communication, the advisor may act as principal for its own account or as agent of another person.

17.3	POLICY & PROCEDURE

We do not do Principal Trading Transactions or Agency Cross Transactions within the SEC’s definition of Agency Cross Transactions.

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18.	OFFERS AND SALES OF FUND INTERESTS

18.1	RESPONSIBILITY

The CCO will be responsible for ensuring that offers and sales of Fund interests are made only in compliance with Applicable Laws. In furtherance thereof, the CCO will ensure that offers and sales of Fund interests are made in compliance with the procedures set forth in this Chapter, as well as other applicable procedures set forth in this Manual.

18.2	OFFERING RESTRICTIONS AND INVESTOR QUALIFICATIONS

1.	Introduction

Offerings and sales of Fund interests in the United States and/or to U.S. Persons (as defined below) will be made pursuant to SEC Regulation D (“Regulation D”) adopted under the Securities Act. As a result, such offers and sales will be exempt from the registration provisions of the Securities Act. In order for an offer and sale of a security to be made pursuant to Regulation D, various conditions must be satisfied. The CCO will ensure that the Company complies with the conditions imposed by Regulation D in order that the offer and sale of Fund interests in the United States and/or to U.S. persons will be exempt from the registration provisions of the Securities Act.

a.	Definition of U.S. Person. As used in this Section, the term “U.S. person” means: (i) any United States citizen or resident of the United States (as defined for purposes of the federal income tax laws of the United States); (ii) any corporation, partnership, trust or other legal entity organized or created under the laws of any United States jurisdiction; (iii) any organization or entity controlled, directly or indirectly, by a person or persons described in (i) or (ii) or of which such person or persons described are known to be the owners, directly or indirectly, of a majority of the beneficial interests therein; or (iv) any other person or entity which is a “U.S. Person” within the meaning of the U.S. Internal Revenue Code of 1986, as amended, or SEC Regulation S adopted under the Securities Act (“Regulation S”), or any successor provision thereof in effect at the time.

2.	Offering Documentation

Offers and sales of the interests of a Fund will be made pursuant to a private offering memorandum of the Fund and other offering documentation. The CCO will have approved all Fund offering documents and will ensure that such documents comply with Applicable Laws as well as the procedures contained in this Manual.

3.	Offering Documents

(i)	Private Placement Memorandum. The private placement memorandum (also known as the “confidential offering memorandum” or “explanatory memorandum”) will provide all material information regarding the relevant Fund including information regarding:

●	the Company and its role with respect to the Fund;

●	the person or persons at the Company that will serve as portfolio manager(s) of the Fund;

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●	the securities offered by the Fund;

●	minimum investment/contribution amounts;

●	eligibility requirements for investors;

●	the Fund’s investment objective and strategy;

●	risk factors;

●	the Company’s advisory compensation (including, but not limited to, management fees and incentive allocations/fees);

●	organizational and operating expenses to be borne by the Fund;

●	withdrawal/redemption terms and limitations;

●	reports to be provided to investors;

●	certain third-party service providers including, to the extent applicable, prime broker, custodian, auditors, administrator and attorneys;

●	information regarding certain tax and legal implications of investing in the Fund; and

●	certain other material information regarding the Fund and its proposed investment activities.

(ii)	Operating Agreement

(iii)	Subscription Agreement

(iv)	Investor Questionnaire

(v)	Copy of the Company’s brochure (Form ADV Part 2)

a.	Delivery. Offering documentation will be delivered to a prospective Fund investor at or prior to the time that such person is solicited.

b.	Review and Update. To the extent that a Fund continues to offer and sell its interests to investors, its offering documentation must be kept materially accurate and up-to-date. Consequently, the CCO will review each Fund’s offering documentation on a periodic basis. If the CCO determines, based upon any such review, that updates or amendments to the offering documentation are appropriate (due to: changes in Applicable Laws; changes in the Company or its key personnel; changes in the Fund’s investment strategy; or any other changes or developments that render the offering documentation materially inaccurate or misleading), then the CCO will ensure that: the use of the existing offering documentation is discontinued; amended/updated offering documentation is prepared; and the amended/updated offering documentation is used on a going-forward basis (subject to future additional amendments/updates). The CCO will approve all amendments/updates to a Fund’s offering documents.

4.	Eligibility of Investors

Each Fund will have certain specific eligibility requirements that must be satisfied by a prospective investor in order for such person to be admitted as a Fund investor. A description of such eligibility requirements is set forth in each Fund’s offering documents. Listed below are certain eligibility requirements that may be applicable to Fund investors.

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a.	Securities Act – Regulation D – Accredited Investors. Rule 506 adopted under the Securities Act requires that each purchaser of interests in a Fund qualifies as an “Accredited Investor” (as such term is defined in Rule 501 adopted under the Securities Act); provided, that up to 35 investors who do not qualify as Accredited Investors may invest in a Fund subject to the satisfaction of certain disclosure requirements. [It should be noted, however, that non-accredited investors are not currently permitted to invest in the Funds and the existing Fund offering documents may not satisfy the disclosure requirements for non-accredited investors.]

b.	Advisers Act – Qualified Clients. Any Fund investor (or managed account client) that will be charged a performance-based fee or allocation must qualify as a “Qualified Client” (as such term is defined in Rule 205-3).

c.	Investment Company Act – Qualified Purchaser. In the case of a Fund that is exempt from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”) pursuant to Section 3(c)(7) thereof, each investor must qualify as a “Qualified Purchaser” (as such term is defined in Section 2(a)(51) of the Investment Company Act) at the time of investment.

5.	Delivery of Subscription Documents by Investors and Review by CCO

In order for a person to invest in a Fund, the person will be required to complete and execute the Fund’s subscription agreement and investor questionnaire. The CCO will be responsible for ensuring that each person that is admitted as an investor in a Fund has delivered a properly completed and executed subscription agreement and investor questionnaire and that such documentation provides the CCO, on behalf of the Company, with a reasonable belief that the person is eligible to invest in the Fund (in light of the specific investor eligibility requirements applicable to the Fund and the investor). The CCO will maintain a file for each Fund investor which will contain a copy of the investor’s completed and executed subscription documentation.

6.	No Public Offering – Limitations on Solicitation/Marketing Activities

Regulation D imposes substantial restrictions on the manner in which the Fund interests may be offered and sold. The Company has elected to use “general solicitation” in connection with the offering of Fund interests. This means that the Fund is subject to additional filing requirements with respect to Form D, and must file with the SEC any materials used for general solicitation. In addition, the Fund must carefully confirm suitability and qualifications of anyone investing in the Fund.

The terms general solicitation and advertising are given broad meanings by the SEC and include, without limitation, the following: advertisements, articles, notices or other broadcasts over television, radio or the internet, material contained on a web site available to the general public, and e-mail messages sent to previously unknown persons. This term also applies to any meeting or seminar where the participants have been invited by general solicitation or advertising. Materials used in these presentations, as well as the materials used to generate attendance, will need to be filed with the SEC.

General solicitation will, in general, not be present where, prior to a prospective investor being solicited, the Company or persons acting on the Company’s behalf have established a

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substantive relationship with the prospective investor and the form of communication is strictly limited to individual communications with prospective investors the Company believes to be accredited. The decision to use general solicitation is, however, offering- specific. If the issuer (in our case, the Fund) has elected to use general solicitation, the offering is subject to the additional requirements even if individual representatives do not use general solicitation. Similarly, if the Fund has determined not to use general solicitation, no agent of the Fund or anyone else participating in the offering may independently make use of general solicitation. The CCO will periodically review the Company’s methods of communicating with prospective Fund investors to confirm compliance by the Company with the above-described Regulation D restrictions. In addition, in order for the Fund to be exempt from registration as an investment company pursuant to the Investment Company Act, it will rely on exemptions that require that they are not engaging in and are not planning to engage in any public offering. It is therefore of the utmost importance that we ensure that the Fund does not engage in any activity that could cause the Fund to be deemed to be engaged in a public offering of its securities.

7.	Resale Restrictions on Fund Interests

Due to the fact that the Fund interests will not be registered under the Securities Act, there will be substantial restrictions on the ability of Fund investors to transfer their Fund interests to other persons. Investors must acquire the Fund interests for investment purposes and not for resale. The CCO will ensure that Fund offering documents contain appropriate restrictions on investors’ ability to transfer Fund interests – specifically, any and all such transfers will be subject to the Company’s approval. The CCO will have the responsibility of reviewing and approving or denying all such transfer requests.

8.	Form D

Pursuant to Regulation D, a Form D (Notice of Sale of Securities Pursuant to Regulation D) must be filed with the SEC within 15 calendar days after the first sale of interests of each Fund. Each Fund which offers and sells its Fund interests in the United States and/or to U.S. persons is required to make a separate Form D filing. The CCO will be responsible for the preparation and timely filing of the Form D for each Fund. The CCO will also be responsible for the preparation and filing of all periodic and other amendments to a Fund’s Form D which are required after the initial filing (in accordance with the instructions to Form D).

9.	State Notice Filings

Pursuant to Section 18 of the Securities Act, states are preempted from requiring the registration or qualification of any sale of securities made in compliance with Rule 506 adopted under the Securities Act, such as the offerings of Fund interests. However, a state may require a Fund to make a “notice” filing, if interests of the Fund are sold to persons resident or domiciled in such state. In general, a state’s notice filing will consist of a copy of the Fund’s Form D previously filed with the SEC, a consent to service of process in the state and a filing fee. Also, in general, a state filing will be required to be made within 15 calendar days of the first sale of Fund interests in the state. It should be noted, however, that various states have different filing requirements – both as to the specific documentation that is required to be filed and the deadline for the filing. The CCO will be responsible for keeping track of the states in which the interests of each Fund are offered and sold. Further, the CCO

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will be responsible for the preparation and filing of required state notice filings (and any required updates or amendments thereto).

REGULATION S

Offers and sales of Fund interests to non-U.S. persons outside of the United States will generally be made pursuant to Regulation S. As a result, such offers and sales will be exempt from the registration provisions of the Securities Act. The CCO will ensure that the Company complies with the conditions imposed by Regulation S in order that offers and sales of Fund interests to non-U.S. persons outside of the United States will be exempt from the registration provisions of the Securities Act. The procedures to be followed by the Company and the CCO with respect to offerings of Fund interests pursuant to Regulation S will be the same as those set forth above with respect to Regulation D, except as follows:

1.	Eligibility

The eligibility requirements for prospective investors who are not U.S. persons may differ from those applicable to prospective investors that are U.S. persons. A description of such eligibility requirements is set forth in each Fund’s offering documents.

2.	Limitations on Solicitation/Marketing Activities

Offers and sales of Fund interests made pursuant to Regulation S may not be directed into the United States or to U.S. Persons. In the case of a Fund that offers and sells its interests to both U.S. and non-U.S. Persons and/or both inside and outside of the United States, the Fund will effectively be offering and selling its securities pursuant to both Regulation D and Regulation S. In any such case, offers and sales of securities by the Fund to U.S. persons or inside the United States must comply with the general solicitation rules relating to solicitation/marketing activities applicable to Regulation D offers and sales. With respect to offers and sales made pursuant to Regulation S (i.e., to non-U.S. persons outside of the United States), the Regulation D limitations may not apply. However, laws, rules and regulations of foreign jurisdictions may impose various registration, qualification, licensing, filing and/or other requirements, as well as various offering restrictions, on the Fund in connection with offers and sales of Fund interests in such jurisdictions. Furthermore, the Company must exercise caution with respect to the manner in which Fund interests are offered and sold pursuant to Regulation S because such activities could effectively result in a violation by the Fund of the marketing/solicitation activities imposed upon the Fund by Regulation D. It will be the responsibility of the CCO to ensure that any offers and sales of Fund interests pursuant to Regulation S are made in compliance with any applicable foreign laws, rules and regulations.

3.	Resale Restrictions on Fund Interests

Because Fund interests will not be registered under the Securities Act, there will be certain restrictions on the ability of Fund investors that purchased their interests pursuant to Regulation S to transfer their Fund interests. In general, transfers to U.S. Persons or to other persons in the United States will not be permitted. The CCO will ensure that Fund offering documents contain appropriate restrictions on investors’ ability to transfer Fund interests – specifically, any and all such transfers will be subject to the Company’s approval. The CCO will have the responsibility of reviewing and approving or denying all such transfer requests.

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4.	Form D/State Notice Filings Not Required

As offers and sales of Fund interests pursuant to Regulation S will be made outside of the United States, Form D and state notice filings are not required with respect to such sales.

INVESTMENT COMPANY ACT EXEMPTIONS

1.	Each Fund will be exempt from the registration requirements of the Investment Company Act pursuant to either Section 3(c)(7) or Section 3(c)(1) of the Investment Company Act.

2.	Section 3(c)(7) -- A Fund that relies upon Section 3(c)(7) of the Investment Company Act must limit its ownership to persons who at the time of their acquisition of Fund interests are Qualified Purchasers (as such term is defined in Section 2(a)(51) of the Investment Company Act).

3.	Section 3(c)(1) -- A Fund that relies upon Section 3(c)(1) of the Investment Company Act may have not more than 100 beneficial owners at any one time.

NOTE: There are various SEC rules, interpretations and no-action letters that address the manner in which the number of beneficial owners of an investment fund will be counted for Section 3(c)(1) compliance purposes. The application of such rules, interpretations and no-action letters can be complex. The CCO is authorized to confer with the Company’s counsel, as appropriate, in order to establish an understanding of, and to implement procedures to comply with, Section 3(c)(1).

4.	No Public Offering

In order to qualify for the Section 3(c)(7) exemption or the Section 3(c)(1) exemption, a fund must not engage in a public offering of its interests. Consequently, no Fund will engage in a public offering of its interests.

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19	ERISA CONCERNS

19.1	BACKGROUND

As a result of a rule released by the Employee Benefits Security Administration and the Department of Labor published on April 8, 2016, the definition of the term “fiduciary” changed on June 7, 2016 (the “Fiduciary Rule”). In short, the Fiduciary Rule impacts those who are “fiduciaries” to employee benefit plans under the Employee Retirement Income Security Act of 1974 (“ERISA”) and plans (including an individual retirement account (“IRA”)) under the Internal Revenue Code of 1986 (the “Code”). The Fiduciary Rule effectively treats all people who provide investment advice for compensation with respect to assets of a retirement plan or IRA as fiduciaries subject to ERISA’s various protections.

Pursuant to the new Fiduciary Rule, a person will be deemed to be rendering “investment advice” and therefore subject to ERISA and the Code’s prohibited transaction rules if:

1.	Such person provides to a plan, plan fiduciary, plan participant or beneficiary, IRA, or IRA owner the following types of advice for a fee or other compensation, direct or indirect:

a.	A recommendation as to the advisability of acquiring, holding, disposing of, or exchanging securities or other investment property, or a recommendation as to how securities or other investment property should be invested after the securities or other investment property are rolled over, transferred, or distributed from the plan or IRA;

b.	A recommendation as to the management of securities or other investment property, including, among other things, recommendations on investment policies or strategies, portfolio composition, selection of other persons to provide investment advice or investment management services, selection of investment account arrangements (e.g., brokerage versus advisory); or recommendations with respect to rollovers, transfers, or distributions from a plan or IRA, including whether, in what amount, in what form, and to what destination such a rollover, transfer, or distribution should be made; and

2.	With respect to the investment advice described above, the recommendation is made either directly or indirectly (e.g., through or together with any affiliate) by a person who:

a.	Represents or acknowledges that it is acting as a fiduciary within the meaning of the Act or the Code;

b.	Renders the advice pursuant to a written or verbal agreement, arrangement, or understanding that the advice is based on the particular investment needs of the advice recipient; or

c.	Directs the advice to a specific advice recipient or recipients regarding the advisability of a particular investment or management decision with respect to securities or other investment property of the plan or IRA.

Generally, an employee benefit plan is covered by ERISA unless it is a governmental plan or church plan.

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Under ERISA Section 404(a)(1), fiduciaries must discharge their duties solely in the interest of participants and beneficiaries and,

1.	for the exclusive purpose of providing benefits and defraying reasonable administrative expenses;

2.	with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims (the “prudent man rule”);

3.	by diversifying the investments so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

4.	in accordance with the documents and instruments governing the plan insofar as such documents and instruments are consistent with the provisions of Part 3 and 4 of ERISA.

19.2	MODEL ALLOCATION SERVICES

The Adviser may currently or in the future determine to provide individualized or model- based investment portfolios to qualified retirement plan participants as part of a retirement plan engagement with a Plan Sponsor, Trustee or named fiduciary. These types of services typically make the Adviser an “Investment Manager” to the Plan as defined in ERISA Section 3(38). By definition, an Investment Manager: 1) “has the power to manage, acquire, or dispose of [certain] asset[s] of a plan,” 2) must be “registered as an investment adviser under the Investment Advisers Act of 1940” or “registered as an investment adviser under the laws of the State in which it maintains its principal office and place of business, and, at the time the fiduciary last filed the registration form most recently filed by the fiduciary with such State in order to maintain the fiduciary’s registration under the laws of such State, and 3) “must acknowledge in writing that he is a fiduciary with respect to the plan.”

Section 3(14) of ERISA defines the term Party in Interest. The term “party in interest” as to an employee benefit plan as “any fiduciary (including, but not limited to, any administrator, officer, trustee, or custodian), counsel, or employee of such employee benefit plan” and “a person providing services to such plan.”

Section 3(21) of ERISA defines a “fiduciary” as a person who “(i) exercises any discretionary authority or discretionary control respecting management of such plan or exercises any authority or control respecting management or disposition of its assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of such plan.”

Section 406(a) prohibits certain transactions between a party in interest and the plan. Specifically, Section 406(a) prohibits a fiduciary of a plan to cause the plan to “transfer to, or use by or for the benefit of a party in interest, of any assets of the plan.” In addition, Section 406(b) prohibits certain transactions between the plan and a fiduciary. Section 406(b) makes it impermissible for a fiduciary to “deal with the assets of the plan in his own interest or for his own account” or “act in any transaction involving the plan on behalf of a

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party (or represent a party) whose interests are adverse to the interests of the plan or the interests of its participants or beneficiaries.” These two provisions are commonly referred to as the self-dealing prohibition and the conflict of interest prohibition, respectively. Specifically, investment advisers who provide model allocations to plan participants and charge an additional fee to the individual participant may be taking a risk by entering this type of arrangement as the recommendation to enter into a model which would increase the advisers compensation could be viewed as a prohibited transaction.

Further, if the Adviser intends on offering model portfolios to retirement plans and their participants, conservatively, the models should be comprised of designated investment alternatives already available to the plan and their participants. DOL Field Assistance Bulletin No. 2012-02R may suggest that if a plan offers model portfolios or active management comprised of securities that are not separately designated investment alternatives under a plan, each model may be treated as a designated investment alternative itself and subject to the investment-related disclosure requirements in 29 CFR § 2550.404a-5(d). The DOL has not provided clarity on this point. Regardless, the disclosure requirements in 29 CFR § 2550.404a-5(c)(1)(i)(E) and (c)(3) would apply. Therefore, the plan administrator must identify the designated investment manager, provide plan-level information regarding fees associated with the service, and provide participants and beneficiaries with a statement, at least quarterly, of the dollar amount of fees and expenses that actually were charged against their individual accounts, along with a description of the services to which the charges relate. Further, a plan fiduciary will be responsible for the prudent selection and monitoring of the designated investment manager, which is a provider of services to the plan.

19.3	PROHIBITED TRANSACTIONS

Prohibited transactions are statutory prohibitions that fiduciaries cannot engage in without an applicable statutory or administrative exemption. ERISA and the Code generally prohibit fiduciaries from receiving payments from third parties and from recommending certain products that increase their own compensation in connection with investment advice rendered to participants and beneficiaries of an ERISA plan, IRA owners, and those individuals who act as fiduciaries for an IRA or ERISA plans (each, a “Retirement Investor”). There are three enumerated prohibited transactions addressing fiduciaries, but the implications are plentiful for investment advisers and investment managers. The three specific types of prohibited transactions for fiduciaries are:

1.	Dealing with the assets of the plan in the fiduciary’s own interest or for the fiduciary’s own account (referred to as “Self-Dealing Provision”),

2.	In his or her individual or in any other capacity acting in any transaction involving the plan on behalf of a party (or represent a party) whose interests are adverse to the interests of the plan or the interests of its participants or beneficiaries, or,

3.	Receiving any compensation for the fiduciary’s own personal account from any party dealing with the plan in connection with a transaction involving the assets of the plan (“Anti-Kickback Provision”).

The Self-Dealing Provision and the Anti-Kickback Provision are the most problematic provisions for investment advisers and investment managers. For example, an adviser that

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provides investment advisory services to a retirement plan on a discretionary basis who includes a proprietary mutual fund in the plan’s lineup and who receives, directly or indirect, additional compensation from this recommendation would be in violation of the Self- Dealing provision and would also be subject to certain excise taxes under the Code.

In addition under the new Fiduciary Rule, a recommendation by an investment adviser to an owner of an IRA or retirement plan account that he or she transition from a commissionable account to a fee-based account is subject to the Fiduciary Rule and the compensation received as a result of that recommendation could be a prohibited transaction. However, there are certain streamlined procedures under the Best Interest Contract Exemption to comply with this prohibited transaction discussed more fully below.

It is important to note that the Company does not need to comply with BICE if it does not engage in any prohibited transactions in the first place. If the Company or the CCO have any questions about whether any relationship or recommendation will result in a prohibited, the CCO and the Company’s management will resolve the issue with legal counsel.

19.4	LEVEL FEE FIDUCIARY COMPLIANCE WITH BEST INTEREST CONTRACT EXEMPTION

The Best Interest Contract Exemption (“BICE”), which will apply to transactions made on or after June 9, 2017, allows fiduciaries such as investment advisers, broker-dealers, and insurance companies (and their agents and representatives) to receive these various forms of compensation that, in the absence of an exemption, would not be permitted under ERISA and the Internal Revenue Code.

Level Fee Fiduciaries seeking to rely on BICE must comply with each the following five general requirements detailed below:

1.	Acknowledge Fiduciary Status in Writing While it is already incredibly common for Registered Investment Advisers to include such acknowledgments in their advisory agreements, this requirement is intended to terminate the argument (by, for example, a registered representative of a broker-dealer) that investment advice has been provided in a non-fiduciary capacity or “salesperson” capacity in which only a “suitability” standard would apply.

2.	Adhere to “Impartial Conduct Standards” Compliance with “Impartial Conduct Standards” requires Advisers to comply with a., b., and c. described below:

a.	Give Advice that is in the Retirement Investor’s “Best Interest”. This standard does not hold Advisers to the draconian obligation to find the absolute best and cheapest investment product for a particular Retirement Investor. Rather, under BICE, investment advice is in the “Best Interest” of the Retirement Investor when the individual/entity rendering the advice “acts with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, based on the investment objectives, risk tolerance, financial circumstances, and needs of the Retirement Investor, without regard to the financial or other interests of the…” individual/entity rendering the advice. In other words, the analysis is

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whether a similar prudent professional in a similar role would have given the same advice.

b.	Charge no more than Reasonable Compensation. Much like the “Best Interest” standard above, “Reasonable Compensation” is measured by comparison to prevailing rates charged among the industry, and does not require Advisers to charge the lowest possible fee. Therefore, if an Adviser’s fee is challenged as being unreasonable under this prong, the adviser may defend the “reasonableness” of its compensation not only by corollary to other similarly situated advisers (e.g. geographic area, size, complexity of the engagement, etc.), but also based upon various other services it provides as part and parcel of its investment management duties (e.g., limited financial planning and consulting, non-discretionary consulting to family members, etc. without additional charge).

c.	Make no Misleading Statements about Investment Transactions, Compensation, and Conflicts of Interest While this prong seems straightforward, its inclusion signals the intent by the DOL to provide it (or a Retirement Investor) with a cause of action to challenge an Adviser’s reliance on BICE and therefore trigger excise tax and personal liability for the fiduciary (as applicable). Therefore, this should cause Advisers to carefully evaluate all communications to Retirement Investors in advertising documents, advisory contracts, disclosure documents, and even day-to-day communications, and lean toward over-sure whenever possible.

3.	Designated Person. The new Fiduciary Rule requires firms to designate a person responsible for addressing material conflicts of interest and monitoring the firm’s adherence to the Impartial Conduct Standards. The Company’s CCO or the CCO’s designee shall serve as the Company’s Designated Person.

19.5	ROLLOVER RECOMMENDATIONS AND RECOMMENDATIONS TO SWITCH FROM COMMISSION-BASED ACCOUNT TO ADVISORY ACCOUNT

The new Fiduciary Rule subjects every rollover recommendation to ERISA and/or the Code. This is the case even if the rollover recommendation is not specifically accompanied by a recommendation by the adviser on how to invest the assets after the rollover. This is also the case if the assets will not be covered by ERISA or the Code after the recommendation.

Therefore, if the adviser can increase his or her compensation as a result of the recommendation, such recommendation would be a prohibited transaction requiring reliance on the Best Interest Contract Exemption. However, Level Fee Fiduciaries (i.e., advisers that provide services only on an “asset under management basis” or “fixed fee” basis that does not vary based on an investment recommended in connection with advisory or management services to the ERISA Plan or IRA) are able to comply with the Best Interest Contract Exemption on a streamlined basis.

The representative working with a client who is considering a rollover must document the specific reason or reasons why the rollover is considered to be in the Best Interest of the Retirement Investor through a Best Interest Analysis. The CCO must review and either approve or disapprove of each and every analysis prior to recommending the rollover. A recommendation regarding a rollover should not be made until such analysis is completed,

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and the rollover is deemed to be in the client’s best interest. A template form of review and analysis is included as an Exhibit.

This documentation must include consideration of the Retirement Investor’s alternatives to a rollover, including leaving the money in his or her current employer’s Plan, if permitted, and must take into account the fees and expenses associated with both the Plan and the IRA; whether the employer pays for some or all of the plan’s administrative expenses; and the different levels of services and investments available under each option. The Company can generally gather this information through summary plan documents, or other similar disclosure documents. To the extent the Company is unable to acquire these documents through diligent and prudent effort, or the documents do not provide the required information, the Company is permitted to rely on the Form 5500, which should publicly available online, or reliable benchmarks on typical fees and expenses for the type and size of plan at issue, with the caveat that the Company should document the data’s limitations and the reasoning of why reliance on the alternative information is reasonable.

In the case of a recommendation to rollover from another IRA or to switch from a commission-based account to a level fee arrangement, the Company must document the reasons that the arrangement is considered to be in the Best Interest of the Retirement Investor, including, specifically, the services that will be provided for the fee.

Once the analysis has been completed and documented, and it has been determined that the rollover is in the client’s best interest, the client should be asked to acknowledge that they have considered all relevant factors and agree with the outcome of the analysis. A template form of the Company’s Client Acknowledgment Form is included as an Exhibit. If the Company is unable to find information sufficient to meet the required factors for consideration, as detailed above, the Company should not recommend a rollover.

It is important to note that, in the event the Company does not make a recommendation regarding the rollover of assets, no analysis is required. Additionally, if the Company is unable to perform the required analysis due to lack of the required information, the client is free to direct the rollover at his or her discretion. However, the fact that no recommendation has been made and that the client directed the rollover should be documented and acknowledged by the client. A template form of the Company’s Confirmation of No Recommendation Form is included as an Exhibit.

19.6	ERISA 408(b)(2) DISCLOSURE ISSUES (INITIAL DELIVERY AND UPDATE)

Under ERISA 408(b)(2) and accompanying regulations, “covered service providers” to ERISA retirement plans must initially disclose in writing to the responsible plan fiduciary i) their status as a fiduciary and investment adviser registered under the Advisers Act or state law, and ii) disclose all direct and indirect compensation. This requirement includes a description of any compensation paid among the covered services provider, affiliates, sub- contractors in connection with the advisory services including referral fees (the “408 Notice”). The 408 Notice must be provided in advance of the contract being entered or renewed.

Currently, there are no specific format requirements for these disclosures and these disclosures can be made in multiple documents (for example, in the service agreement between the Plan and the investment adviser and in the investment adviser’s Form ADV Part 2A Disclosure Brochure).

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The Company will ensure that its compensation is fully disclosed to the responsible plan fiduciary. If the Company intends on recommending or including specific proprietary products, including, but not limited to, mutual funds, private funds, or model allocations comprised of non-Designated Investment Alternatives in a retirement lineup, the Company, through its CCO or a designee, will ensure that it makes the additional required disclosures required under i) the 408(b)(2) regulations, including annual operating expenses, and ii) 404a-5 regulations. The Company will immediately notify any plan of any proposed change to its previous 408 Notice in accordance with their written agreement and DOL guidance.

The Company should be mindful of the requirements to update any initial or subsequent 408(b)(2) notice prior to increasing its fees or indirect compensation.

19.7	ADVISERS TO INVESTMENT CONTRACTS, PRODUCTS, OR ENTITIES THAT HOLD PLAN ASSETS (i.e., REGISTERED OR UNREGISTERED INVESTMENT COMPANIES)

The following additional information with respect to each investment contract, product, or entity that holds plan assets and in which the covered plan has a direct equity investment, and for which fiduciary services will be provided pursuant to the contract or arrangement with the covered plan, must be disclosed to the responsible plan fiduciary by a covered service provider providing recordkeeping services or brokerage services:

1.	A description of any compensation that will be charged directly against an investment, such as commissions, sales loads, sales charges, deferred sales charges, redemption fees, surrender charges, exchange fees, account fees, and purchase fees; and that is not included in the annual operating expenses of the investment contract, product, or entity;

2.	A description of the annual operating expenses (e.g., expense ratio) if the return is not fixed and any ongoing expenses in addition to annual operating expenses (e.g., wrap fees, mortality and expense fees), or, for an investment contract, product, or entity that is a designated investment alternative, the total annual operating expenses expressed as a percentage and calculated in accordance with 29 CFR § 2550.404a- 5(h)(5); and

3.	An investment contract, product, or entity that is a designated investment alternative, any other information or data about the designated investment alternative that is within the control of, or reasonably available to, the covered service provider and that is required for the covered plan administrator to comply with the disclosure obligations described in 29 CFR § 2550.404a-5(d)(1).

19.8	ERISA ACCOUNT OPENING AND CONTINUED PROTOCOL

i.	At the onsets of any client relationship, the Company must provide a copy of the ADV Part 2A (Firm Brochure); Privacy Notice and 408 Notice;

ii.	At the onset of any client relationship, the Company shall meet with the Plan Sponsor/Trustees to determine the appropriate relationship and engagement;

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iii.	Complete new client in-take process (i.e., completion of internal new account form, determine if there are any investment-related restrictions, prepare Investment Objective/Policy confirmation reflecting how the Plan will be managed, advised, etc., including any restrictions);

iv.	Plan Execution of account custodian agreement (to the extent applicable);

v.	Plan execution of Company Investment Advisory Agreement;

vi.	Perform any ongoing agreed upon review of the Plan and its performance;

vii.	Conduct any agreed upon participant education;

viii.	Annually offer Firm brochure; and,

ix.	Annually confirm Investment Objective/Policy.

19.9	EXEMPT PLANS

Under ERISA § 4(b), other sections and case law, the following plans are generally exempt:

●	plans sponsored by federal, state or local governments

●	plans sponsored by churches

●	workers’ compensation, unemployment compensation or disability insurance laws

●	plans maintained outside the U.S. primarily for nonresident aliens

●	plan established by a company owned by a single owner. May also include his or her spouse. [This has been added through case law. Silverman v. Unum Group]

●	unfunded executive compensation plans that provide additional benefits to executives and other high-paid employees.

Please Note: Even though the above are not subject to ERISA, IRC requirements continue to apply and must be observed in order to preserve tax-exempt treatment, where available, for plan participants.

19.10	ERISA BONDS

Investment advisors are required to be bonded if they handle any ERISA accounts, unless the contract includes a provision that the investment advisor be included as a named fiduciary on the Plan document, and that a rider be attached to the bond adding the investment advisor as a named fiduciary. Hard copy proof of ERISA bonding is recommended.

19.11	POLICY & PROCEDURE

The Company may act as a fiduciary as it pertains to ERISA.

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20.	ERISA PROXY VOTING REQUIREMENTS FOR INVESTMENT ADVISORS

20.1	GENERAL

Investment advisors have a number of responsibilities regarding Employee Retirement Income Security Act of 1974 (ERISA) accounts. These responsibilities are not governed solely by the SEC or the Advisors Act, but include the U.S. Dept. of Labor’s rules for ERISA accounts. Typically, an employee benefit plan is covered by ERISA unless it is (1) an individual retirement account or annuity established by an individual employee to which his/her employer does not contribute; (2) a plan which covers only the sole owner of a business and/or his or her spouse; or (3) a partnership pension plan which covers only partners and their spouses. ERISA accounts include those established by pension plans, profit sharing and 401(k) plans and their trusts.

Proxies are a “plan asset” and, as such, proxy voting is the responsibility of the investment advisor unless the plan document states that the right to vote proxies is reserved to the plan trustees.

For non-ERISA accounts, it is important for advisors to state in their contracts who has responsibility for voting proxies and that, if applicable, the advisor does not vote proxies. Advisors should review all relevant plan documents of ERISA clients to determine those clients for whom proxy voting is required. If a plan document is silent on proxy voting, the proxies are the advisor’s responsibility.

Advisors of ERISA clients must reconcile the proxies they have voted to the shares of securities held by the plan. The advisor should:

1.	review the plan document and other appropriate documentation to determine if proxy voting is the advisor’s responsibility;

2.	take necessary steps to ensure the prompt delivery of proxy materials; and

3.	vote and reconcile all required proxies and to maintain accurate records of proxy voting for each client.

20.2	RULE 206 (4)

The rule requires an investment advisor that exercises voting authority over client proxies to adopt policies and procedures reasonably designed to ensure that the advisor votes proxies in the best interests of clients, to disclose to clients information about those policies and procedures, and to disclose to clients how they may obtain information on how the advisor has voted their proxies.

20.3	POLICY & PROCEDURE

SFM does not vote proxies.

For clients that are covered by ERISA, the Company (a) reviews the plan document and other appropriate documentation to determine if proxy voting is the advisor’s responsibility; (b) takes necessary steps to ensure the prompt delivery of proxy materials; and (c) votes and reconciles proxies and maintains accurate records of proxy voting.

The Company requests a copy of plan documents, or at minimum the section of the plan document referencing proxy voting responsibility. Joe Maas and Ron Thompson will review appropriate plan documents annually for accounts governed by ERISA, to determine whether it has been designated to vote proxies on behalf of the ERISA client.

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21.	SUPERVISION

21.1	GENERAL

Section 103(e)(5) of the Advisors Act authorizes the SEC to take appropriate action against an investment advisor if the advisor or any person associated with the advisor “has failed reasonably to supervise, with a view to preventing violations of the provisions” of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, and the Investment Advisors Act of 1940, the rules or regulations under any of those statutes or the rules of the Municipal Securities Rulemaking Board. This Section further provides that “no person shall be deemed to have failed reasonably to supervise any person if:

1.	There have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person, and

2.	Such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with.”

Certain principles will govern the creation of any advisor control system:

1.	The advisor should analyze its operations annually to be sure that they comply with the requirements of the various securities laws, federal and state, as well as other applicable laws and regulations, and should use that analysis to create and document a system of controls, or to supplement its existing control system.

2.	The advisor should undertake a program to educate its personnel so that they understand the policies and procedures that make up the controls and understand their responsibility to follow those policies and procedures.

3.	The advisor should adopt a program of testing and review designed to provide reasonable assurance that its policies and procedures are being followed and are effective.

In addition, the Insider Trading and Securities Fraud Enforcement Act of 1988 (ITSFEA) requires investment advisors to create, maintain, and enforce written supervisory procedures designed to prevent the misuse of non-public information. It is recommended that every person associated with the advisory process should read the Advisors Act, the rules set forth thereunder, and the applicable state regulations, the firm’s procedures, and sign a statement of understanding. With such procedures and a system in place for applying the procedures, it is likely that no person will be deemed to have failed reasonably to supervise, thus, offering some protection from disciplinary action by the Commission for failure to supervise. (See, Rule 203(e)(5)(A) of the Advisors Act).

Policy: Functional procedures, in addition to this policy manual, have been developed for trading, administration, and sales support including advertising and marketing. All staff is required to read the policy manual and sign an acknowledgement.

21.2	GIFTS, REBATES

Due to the numerous relationships the Company has with its clients and other entities, employees may not solicit gifts or other gratuities. Also, gifts of an extraordinary or extravagant nature to an employee are to be declined or returned in order to not compromise the reputation of the employee or the Company. Gifts of nominal value or

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those that are customary in the industry, such as meals, entertainment, etc., are appropriate.

The NASD and NYSE have requirements that no employee of a member firm may give gifts in excess of $100 to any person at another firm or securities or financial institution without the prior approval of the employee’s firm.

Policy: No cash gifts may be accepted in any amount. Questions about gifts, gratuities or other payments to or from employees are to be reviewed by the Compliance Principal.

21.3	OUTSIDE EMPLOYMENT

As a matter of Company policy, any employment or other outside activity by an employee is to be reviewed and approved by the Company’s Compliance principal. Outside activities which must be reviewed and approved, include such activities as the following:

1.	being employed or compensated by any other entity,

2.	active in any other business including part-time, evening or weekend employment,

3.	serving as an officer, director, partner, etc., in any other entity,

4.	ownership interest in any non-publicly traded company or other private investments,

5.	any public speaking or writing activities,

6.	engaging or participating in any investment or business transaction or venture with a Company client, or

7.	serving on the Board of any charitable organization,

Policy: Written approval for any of the above activities is to be obtained by an employee before undertaking any such activity so that a determination may be made that the activities do not interfere with any of the employee’s responsibilities at the firm and any conflicts of interest in such activities may be addressed.21.4 IDLE CASH

The SEC staff believes that an advisor has a duty to seek to earn the best possible return for a client consistent with the client’s investment objectives. This duty applies to both the advisors who have custody of client assets and those that do not. Included in this duty is an obligation to invest any idle cash in the client’s account. Cash balances that remain idle and uninvested for significant periods of time, particularly without the client’s knowledge and consent, will probably serve as a “red flag” for SEC examiners as an indication of possible breach of fiduciary duty.

In investing idle cash balances, the advisor is expected to use the same degree of prudence it would employ with client assets generally. Under certain circumstances, the SEC has permitted investment advisors to invest idle cash in affiliated money market funds.

Policy: Every effort is made to prevent having idle cash in the clients’ accounts that is not being used per the IPS or as an emergency fund or the equivalent. Cash may be held for redeeming advisory fees.

21.5	POLICY & PROCEDURE

The Company maintains and enforces the procedures and policies set forth in this manual.

SFM schedules periodic review and training meetings annually for its employees and managing partners, regarding compliance and advisory regulations. The review and training includes coverage of regulatory changes and implementation of those changes where applicable.

If a federal, state or self-regulatory organization regulator contacts the Company (either in writing or by telephone) or arrives for an inspection of the Company’s principal place of business (or any branch office), the Compliance Principal and Chief Compliance Officer, will be notified immediately.

21.6	CLIENT COMPLAINTS

If a client has a complaint, the person who receives it will write down the conversation to the best of their memory and will send it to Joe Maas and Ron Thompson. Joe and Ron will complete an investigation and will formally document it.

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22.	GENERAL CORPORATE RECORDS

Corporate, business, or partnership documents will be maintained at the Advisor’s office and kept current. Applicable documentation may also be found at the location of the company’s CPA and/or bookkeeper. If originals of these documents are stored with the company’s CPA and/or bookkeeper, the company will keep copies of such documents on site.

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23.	PRIVACY RULE

23.1	GENERAL

As a registered investment adviser, the Company has a statutory obligation, under Regulation S-P promulgated under section 504 of the Gramm-Leach-Bliley Act, to establish appropriate standards concerning the security of client nonpublic personal information (“NPPI”).

Some examples of NPPI may include:

●	Nonpublic personally identifiable financial information (e.g. Name and Social Security/Tax ID);

●	Any list, description, or other grouping of consumers (and publicly available information pertaining to them) derived using any personally identifiable financial information that is not publicly available;

●	The fact that an individual is the customer of a particular financial institution;

●	A consumer’s name, address, social security number, account number;

●	Information on a consumer report obtained by a financial institution (NOTE: Such information may also be covered by the Fair Credit Reporting Act); and

●	Any information a consumer provides on an application including, but not limited to:

●	Individual names;

●	Social Security numbers;

●	Credit or debit card numbers;

●	State identification card numbers;

●	Driver’s license numbers; and

●	Dates of birth.

The Company must deliver to all prospective and current clients a Privacy Notice containing information that the Company can substantiate in response to either a client inquiry or regulatory request. In furtherance of adequate preparation, the Company has determined to establish and maintain a Privacy Procedure (the “procedure”) aimed at securing client information and ensuring compliance with the Privacy Policy (the “Policy”), which shall be set forth in writing and shall require each person associated with the Company to review and execute a copy of same.

The Company has designated the Chief Compliance Officer (or his/her designee, etc.) with the responsibility for administering, maintaining, and enforcing the Company’s Privacy procedures. The Chief Compliance Officer shall be responsible for reviewing the Policy, identifying and assessing threats to information security, developing solutions to counter the identified risks, and ensuring compliance with the Policy by Company personnel. To this end, the Chief Compliance Officer shall meet annually with Company personnel to discuss and implement the procedures. This forum can be used to address and resolve all Policy-related questions/issues in an expeditious manner. In addition, the Chief Compliance Officer shall ensure that the procedures address client privacy issues deriving from information access by third-party service providers.

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For all Policy violations, the Company shall take corrective action. This may include activity to ameliorate the problem issue, as well as the imposition of penalty-type consequences upon employees whose actions are contrary to the terms of the Policy. Such mitigating actions are meant to assist in limiting the ramifications that result from a regulatory infraction resulting from any Company mishandling of client nonpublic personal information.

The Federal Trade Commission (“FTC”), mirroring the privacy notice requirements of Regulation S-P applicable to SEC registered investment advisers, broker-dealers, and investment companies, has adopted privacy regulations entitled Privacy of Consumer Information. Among others, the FTC privacy requirements apply to state registered investment advisers, financial planners, and tax preparers (including CPAs). The FTC has indicated that compliance by state registered investment advisers with Regulation S-P will constitute compliance with the FTC’s regulations.

It is the Company’s policy to undertake reasonable measures to protect the unauthorized access or use of client non-public personal information, including, but not limited to, consumer report information (collectively referred to as “client information”), in connection with its disposal. To that end, the Company has established the following procedures relative to the disposal of client information:

●	All hard copy records containing client information shall be transferred to a format that cannot practicably be read or reconstructed (e.g., through burning, pulverizing or shredding of papers, etc.).

●	All client information stored on electronic media shall be erased such that the information cannot practicably be read or reconstructed.

●	All employees shall be cross-trained in the Company’s client information disposal procedures.

To the extent that the Company engages a third-party service provider for assistance with its client information disposal procedures, or enters into a business relationship with a third-party service provider that is engaged in the business of record destruction, the Company’s Chief Compliance Officer shall perform due diligence relative to the service provider’s privacy policies and procedures.

Our privacy practices are summarized in our notice, which reads as follows:

1.	As part of our investment management business, we obtain certain “nonpublic personal financial information.” This information includes information we receive about you in connection with providing or obtaining a financial product or service (e.g., information provided to open an advisory relationship), information about your transactions with others or us (e.g., information about account balances, securities positions, or financial products purchased), and information we may receive from third parties with respect to your account (e.g., trade confirmations from brokerage firms and custodial statements).

2.	We restrict access to this information to authorized individuals within our firm who need to know this information to provide service for you.

3.	We maintain firm-wide physical, electronic, and procedural safeguards that protect your information.

4.	We do not disclose this information about you or any former customers to anyone.

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Employees do not share this information outside the firm.

23.2	POLICY & PROCEDURE

In order to comply with Regulation S-P, the Company has elected to provide clients and prospective clients with Notice to Privacy Practices. Each prospective client is given a copy of such notice upon request and at delivery of the unsigned contract.

Pursuant to Regulation S-P, a copy of the Company’s Notice of Privacy Practices is mailed, on an annual basis, to each client or program sponsor.

Acknowledgment of receipt of the initial privacy document may be found in the Investment Advisory Agreement.

The Company has adopted policies and procedures that address administrative, technical, and physical safeguards for the protection of customer records and information as required.

SFM’s customer confidentiality policies and procedures are reasonably designed to:

1.	Insure the security and confidentiality of customer records and information through shred disposal.

2.	Protect against any anticipated threats or hazards to the security or integrity of customer records and information by a regular backup schedule.

3.	Protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer by locking the office after business hours. Business hours are Monday through Friday 8:00 AM to 4:00 PM.

4.	Electronic records are all password protected within the server. Client information on the SFM server is protected by password login. When logging in remotely, user must provide correct password.

Home computers where staff are logging in to the SFM server or exposing any client information to internet risk are protected by VPN, a security application software which is set up by our IT Department.

When there is an actual virus or even a suspicion of a threat, staff member must notify the server administrator so that their password to the server can be changed. When an EE leaves, his server logon is immediately disabled and his access to client relationship software is disabled (see Procedures folder). There are no shared passwords with respect to client information on our propriety databases

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24.	BUSINESS CONTINUITY / CONTINGENCY PLAN

24.1	GENERAL

The primary objective of the company’s contingency plan is to permit an efficient and timely resumption of interrupted business operation, thereby ensuring the continuity of the business. In order to accomplish this objective, SFM’s Contingency Plan addresses three main elements: communication, relocation, and recovery. Principal has a backup server for duplicatable business systems set up at his home.

POLICY

Communication

1.	SFM’s employees each have a list of employee home and cellular phones numbers, as well as home addresses. All staff also have the ability to check their work email from their home computers.

2.	In the event of disaster, the Operations Principal, with assistance from operations personnel, would be responsible for communicating with team members, necessary clients, custodians, and regulators. Contact information is on the backup system which is kept off site.

Relocation

1.	In the event of a disaster, the company’s principals would make the decision to declare a company disaster and activate the recovery plan. They would establish a contact plan in person or by phone as needed to address business issues on a day-to-day basis during the crisis.

2.	A “crisis management center” would be set up to serve as a central point of assembly, control, and communications.

Recovery

1.	This stage would involve activating priority systems at the alternate site and recovering information from back-up systems. Shadow Protect Server Backup has been placed into service by our IT Specialist, KDH Consulting. This works through the internet and stores our data on a drive at a remote location. Server backups are sent to the offsite location hourly.

2.	Schwab’s Authorization Code cards would need to be replaced. We must call Schwab Technical Services, and advise them of the issue. They will delink the existing card and no card number would be required until it could be replaced and re-linked.

3.	Copies of all company property insurance and lease agreements are kept off-site

4.	Critical vendors, suppliers, contractors

5.	KDH Consulting, Inc., computer consultant
	and owner of offsite backup:	Kris cell: (206) 799-0793
Lynn cell: (206) 719-7665

6.	Schwab Client Services Camelback, Phoenix, AZ 85016	(877) 716-0849 3133 E fax (877) 283-2718

7.	TD Ameritrade PO Box 919094, San Diego, CA 92191	(888) 613-2401 x2 x18

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8.	Linda Perry, CPA:	(206) 729-8488
9.	Victoria Ou, Bookkeeper:	fax (206) 729-8747 (206) 729-8488

10.	David Lyons, Corporate Counsel	(206) 623-6440

14.	Key personnel:

	Joseph Maas, 4637 176th Ave SE, Bellevue	(206) 931-7620

	Ron Thompson, 1225 183rd St SE J303, Bothell, WA	(206) 794-8119

	Frank Roman, 19524 Tulaco Rd Monroe, WA	(208) 755-9071

	Susan Katris, 18315 NE 25th St, Redmond, WA	(206) 499-3325

	MaryKate Robertson, 412 Center Rd #C5, Everett, WA	(206) 498-0521

	Elena Lee, 480 SW Forest Pl, Issaquah, WA	(425) 890-4015

	Kevin Williams, 1916 234th Ct NE, Sammamish, WA	(425) 736-7768

	Ryan Rippy, 8356 W Desert Spoon Dr, Peoria, AZ	(602) 705-1458

	Jason Zalarick, 1 Blacksmith Rd, Whitehouse Station, NJ	(917) 951-2337

Checklist of what is offsite at the principal’s home
Software
Stationery (templates also on backup tapes)
Lease (also on backup)
Laptop computers with wifi

Critical Equipment to be replaced	Time Frame for Replacement
Server	2 days
Computers – Local stores	2 days
Telephone system	RingCentral
Copier
Pacific Automation	2 weeks

In the event of Joe Maas’s Death

Contact Dave Lyons	(206) 623-6440

Dave Lyons is the corporate attorney and registered agent for the Synergy companies as well as the executor of the estate of Joe Maas. Dave will have full authority and capacity to execute the estate plan of Joe Maas and transact the business succession plan for the Synergy companies.

Dave is an attorney, CPA and qualified financial planner and would be in the position to guide the company’s continued operations until such time the succession plan is fully executed.

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Daily Operations

The daily operations including compliance will be the responsibility of Dave Lyons. Dave will confer with current staff and determine the best direction for the company at the given time.

Operations now works closely with Joe Maas on all operational, compliance, and accounting issues and would be in the position to protect the company and its clients.

Investment and Financial Planning

Portfolio management and investment decisions would be the responsibility of Tim Nyland, Elena Lee, Alex Kopel, and Frank Roman. This would include all aspects of the investment process.

Tim Nyland, Elena Lee, Alex Kopel, and Frank Roman would be consulted on investment issues as a system of checks and balance.

Alvin Wolcoff and Kevin Williams would also be responsible for financial planning.

Alvin is a Certified Financial Planner and CPA and would be in the position to continue Synergy’s investment and planning services.

Client Service

Kevin Williams would be the client relationship manager acting as the liaison between operations, investment and planning, and client communications.

Operations would be responsible for informing and keeping Synergy’s clients updated on the situation and the progress of the succession plan.

In the Event of Joe Maas’s Incapacitation: Incapacitation to mean the complete inability of Joe Maas to act in a competent and prudent manner as it relates to continued business operations and investment decisions.

The company owns a business continuation disability policy on Joe Maas and would be a means of financial resources.

Contact Dave Lyons.

Dave Lyons is the corporate attorney and registered agent for the Synergy companies as well as a power holder for Joe Maas. Dave would have full authority and capacity to execute business for the Synergy companies.

Dave is an attorney, CPA and qualified financial planner and would be in the position to guide the company’s continued operations until the time incapacitation ended.

Daily Operations

The daily operations including compliance will be the responsibility of Dave Lyons. Dave will confer with current staff and determine the best direction for the company at the given time.

Operations now works closely with Joe Maas on all operational, compliance, and accounting issues and would be in the position to protect the company and its clients.

Portfolio management and investment decisions would be the responsibility of Alvin Wolcoff and Kevin Williams. This would include all aspects of the investment process.

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25.	USA PATRIOT ACT / ANTI-MONEY LAUNDERING

25.1	GENERAL

The USA Patriot Act, enacted in 2001, is designed to detect, deter, and punish terrorists in the United States and abroad. The act imposes new anti-money laundering requirements on brokerage firms and financial institutions.

It is important to note that advisory firms should exercise due diligence in obtaining, documenting and, in some cases, verifying client background information. Certain activities should prompt further inquiry, which may include the following:

(1)	reluctance to provide information;

(2)	activity inconsistent with a client’s business;

(3)	frequent transfers, deposits, or withdrawals of funds possibly to offshore or foreign entities; and

(4)	frequent deposits of cash, cashiers’ checks, money orders, or wire transfers of under $10,000 to avoid cash transaction reporting requirements.

In response to the Department of Treasury’s proposed new anti-money laundering rule requiring SEC registered investment advisors who manage client assets to establish anti- money laundering programs, Synergy Financial Management, LLC (SFM) has developed the below policy and procedures.

25.2	POLICY & PROCEDURE

SFM has established an anti-money laundering procedures to help the government fight the funding of terrorism and money-laundering activities. To help you understand these efforts, below you will find some information about money laundering and our steps to implement the USA Patriot Act.

1.	Government rules were adopted to prevent money laundering and terrorist financing require all U.S. financial institutions to obtain, record, and verify information that identifies each individual or entity that opens an account.

When an account is opened with SFM, we ask for your name, address, social security (EIN), and birthdate. The custodian for the account will notify us if there is a Patriot Act flag. When that happens, we will obtain further documentation from the account holder(s) to clear the flag.

2.	SFM’s compliance officer and compliance principal schedule at least annually review and training meetings for its employees and independent contractors regarding compliance and advisory regulations. The review and training includes coverage of regulatory changes and implementation of those changes where applicable.

3.	SFM’s compliance officer and compliance principal will review the firm’s AML policy and procedures on an annual basis.

4.	SFM relies on the AML policies of its custodial/Broker Dealers to be an extension of SFM’s AML policies as applicable.

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26.	IDENTITY THEFT PROTECTION - RED FLAGS RULE

26.1	GENERAL

The SEC’s Red Flags Rule requires SEC-regulated entities to adopt identity theft programs. Companies must develop and implement a written ITPP that is designed to detect, prevent, and mitigate identity theft in connection with the opening of a covered account or any existing covered account and which must be appropriate to the size and complexity of the financial institution and the nature/scope of its activities.

26.2	POLICY & PROCEDURE

Our firm’s policy is to protect our customers and their accounts from identity theft and to comply with the SEC’s Red Flags Rule. We will do this by developing and implementing this written ITPP, which is appropriate to our size and complexity, as well as the nature and scope of our activities. This ITPP addresses (1) identifying relevant identity theft red flags for our firm, (2) detecting instances of those red flags, (3) responding appropriately to any that are detected to prevent and mitigate identity theft, and (4) updating our ITPP periodically to reflect changes in risks.

Our identity theft policies, procedures, and internal controls will be reviewed and updated periodically to ensure they account for changes in both regulations and in our business.

Joe Maas, our CEO, and Ron Thompson, the CCO, are responsible for the oversight, development, implementation, and administration (including staff training and oversight of third party service providers of ITTP services) of this ITPP.

We have reviewed other policies, procedures, and plans required by regulations regarding the protection of our customer information, including our policies and procedures under Regulation S-P, our Customer Identification Program, and red flags detection under our AML Compliance Program.

26.3	IDENTIFYING RELEVANT RED FLAGS

To identify relevant identity theft Red Flags, our firm assessed these risk factors: (1) the types of covered accounts it offers, (2) the methods it provides to open or access these accounts, and (3) previous experience with identity theft. Our firm also considered the sources of red flags, including identity theft incidents our firm has experienced, changing identity theft techniques our firm thinks likely, and applicable supervisory guidance. In addition, we considered red flags from the following five categories (and the 25 numbered examples under them) from Supplement A to Appendix A of the SEC’s Red Flags Rule, as they fit our situation: (1) alerts, notifications or warnings from a credit reporting agency; (2) suspicious documents; (3) suspicious personal identifying information; (4) suspicious account activity; and (5) notices from other sources. We understand that some of these categories and examples may not be relevant to our firm and some may be relevant only when combined or considered with other indicators of identity theft. We also understand that the examples are not exhaustive or a mandatory checklist, but a way to help our firm think through relevant red flags in the context of our business. Based on this review of the risk factors, sources, and examples of red flags, we have identified our firm’s red flags, which are contained in the first column of the attached “Red Flag Identification and Detection Grid” (“Grid”).

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26.4	DETECTING RED FLAGS

We have reviewed our covered accounts, how we open and maintain them, and how to detect red flags that may have occurred in them. Our detection of those red flags is based on our methods of getting information about applicants and verifying it under our CIP of our AML compliance procedures, authenticating customers who access the accounts, and monitoring transactions and change of address requests. For opening covered accounts, that can include getting identifying information about and verifying the identity of the person opening the account by using the firm’s CIP. For existing covered accounts, it can include authenticating customers, monitoring transactions, and verifying the validity of changes of address. Based on this review, we have included in the second column (“Detecting the Red Flag”) of the attached Grid how we will detect each of our firm’s identified red flags.

26.5	SAFEGUARDING OF CLIENT RECORDS AND INFORMATION

The Company will maintain reasonable administrative, technical, and physical safeguards reasonably designed to ensure the security and confidentiality of client records and information. At a minimum, to protect this information, the Company will strongly consider implementing some or all of the following:

●	Require new employees to review and acknowledge the Company’s compliance manual, which includes the privacy policy, and require all employees to review and annually acknowledge the compliance manual.

●	Prohibit an employee from providing client information over the telephone or in response to an e-mail message unless the employee has identified the other person as the client, a fiduciary representative of the client, an authorized agent of the client, or a party that needs the information to complete a transaction for the client (such as broker-dealers, custodians, or administrative service providers).

●	Use locks and other appropriate physical security measures to safeguard client information stored in paper format. For example, employees are expected to secure client information within locked cabinets during non-business hours.

●	Dispose of client information stored in electronic or paper form in such a manner (for example, through the use of a shredder) as to reasonably ensure such information is protected from unauthorized access.

●	Engage a third-party service provider only after the Company has entered into a contractual agreement that prohibits the service provider from disclosing or using confidential personal information except as necessary to carry out its assigned responsibilities.

●	Confirm that the Company’s service providers have taken reasonable steps to maintain all client personal information in a confidential and secure manner. Evidence of such service provider’s acknowledgment/obligation may be included in the written contract between the Company and the provider.

●	Implement reasonably up-to-date firewall protection and operating system security patches, installed on all computer systems (including servers and workstations) containing client information.

●	Install malware protection and reasonably up-to-date patches and virus definitions, installed on all workstations and servers containing client information.

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●	Install anti-spam and botnet access detection and prevention applications on all servers and workstations.

●	Maintain appropriate security measures for workstations, including the use of passwords that must be changed on a periodic basis.

●	Monitor all workstations and servers for unauthorized use of, or access to, client information.

●	Incorporate hardware, software, and/or procedural mechanisms to examine and log all network activity, and generate reports as a result of such logging that could include: audit reports, access reports, network traffic reports, packet loss reports, routing table change reports, hardware failure reports, server configuration reports, and security incident tracking reports.

●	Create backups of email servers, file servers, and web servers on a daily basis, and replicate and store the backups in multiple locations.

26.6	PREVENTING AND MITIGATING IDENTITY THEFT

For red flags raised by someone seeking to access an existing customer’s account:

1.	Watch. We will monitor, limit, or temporarily suspend activity in the account until the situation is resolved.

2.	Check with the customer. We will contact the customer using our CIP information for them, describe what we have found and verify any suspect transactions with them.

3.	Heightened risk. We will determine if there is a particular reason that makes it easier for an intruder to seek access, such as a customer’s lost wallet, mail theft, a data security incident, or the customer’s giving account information to an imposter pretending to represent the firm or to a fraudulent website.

4.	Check similar accounts. We will review similar accounts the firm has to see if there have been attempts to access them without authorization.

5.	Collect incident information. For a serious threat of unauthorized account access we may, as recommended by FINRA’s Customer Information Protection web page’s “Firm Checklist for Compromised Accounts,” collect if available:

a.	Firm information (both introducing and clearing firms):

i.	Firm name and CRD number

ii.	Firm contact name and telephone number

b.	Dates and times of activity

c.	Securities involved (name and symbol)

d.	Details of trades or unexecuted orders

e.	Details of any wire transfer activity

f.	Customer accounts affected by the activity, including name and account number, and

g.	Whether the customer will be reimbursed and by whom.

6.	Report. If we find unauthorized account access, we will report it to appropriate local and state law enforcement; where organized or wide spread crime is suspected, the FBI or Secret Service; and if mail is involved, the US Postal Inspector. We may also, as recommended by FINRA’s Customer Information Protection web page’s “Firm Checklist for Compromised Accounts,” report it to our FINRA coordinator; the SEC; State regulatory authorities, such as the state securities commission; and our clearing firm.

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7.	Notification. If we determine personally identifiable information has been accessed that results in a foreseeable risk for identity theft, we will prepare any specific notice to customers or other required notice under state law.

8.	Review our insurance policy. Since insurance policies may require timely notice or prior consent for any settlement, we will review our insurance policy to ensure that our response to a data breach does not limit or eliminate our insurance coverage.

9.	Assist the customer. We will work with our customers to minimize the impact of identity theft by taking the following actions, as applicable:

a.	Offering to change the password, security codes or other ways to access the threatened account;

b.	Offering to close the account;

c.	Offering to reopen the account with a new account number;

d.	Not collecting on the account or selling it to a debt collector; and

e.	Instructing the customer to go to the FTC Identity Theft Website to learn what steps to take to recover from identity theft, including filing a complaint using its online complaint form, calling the FTC’s Identity Theft Hotline 1-877-ID-THEFT (438-4338), TTY 1-866-653-4261, or writing to Identity Theft Clearinghouse, FTC, 6000 Pennsylvania Avenue, NW, Washington, DC 20580.

26.7	INTERNAL COMPLIANCE REPORTING

Our firm’s staff who are responsible for developing, implementing and administering our ITPP will report at least annually to our CCO on compliance with the Red Flags Rule. The report will address the effectiveness of our ITPP in addressing the risk of identity theft in connection with covered account openings, existing accounts, service provider arrangements, significant incidents involving identity theft and management’s response and recommendations for material changes to our ITPP.

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Category: Suspicious Documents or Activity
Identification documents look altered or forged.	Our staff who deals with customers and their supervisors will scrutinize identification presented in person to make sure it is not altered or forged.
The identification presenter does not look like the identification’s photograph or physical description.	Our staff who deals with customers and their supervisors will ensure that the photograph and the physical description on the identification match the person presenting it.
The application looks like it has been altered, forged or torn up and reassembled.	Our staff who deals with customers and their supervisors will scrutinize each application to make sure it is not altered, forged, or torn up and reassembled.
Mail our firm sends to a customer is returned repeatedly as undeliverable even though the account remains active.	We will note any returned mail for an account and immediately check the account’s activity. We will call the client to confirm their current address.
We are notified that there are unauthorized charges or transactions to the account.	We will verify if the notification is legitimate and involves a firm account, and then investigate the report.
Category: Notice From Customers, Victims of Identity Theft, Law Enforcement Authorities, or Other Persons Regarding Possible Identity Theft in Connection with Covered Account
We are told that an account has been opened or used fraudulently by a customer, an identity theft victim, or law enforcement.	We will verify that the notification is legitimate and involves a firm account, and then investigate the report.
We learn that unauthorized access to the customer’s personal information took place or became likely due to data loss (e.g., loss of wallet, birth certificate, or laptop), leakage, or breach.	We will contact the customer to learn the details of the unauthorized access to determine if other steps are warranted.

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27.	CUSTODY

27.1	Background

On December 16, 2009, the SEC adopted amendments to Investment Advisers Act Rule 206(4)- 2, effective March 12, 2010. The SEC also adopted interpretative guidance for independent public accountants in connection with the revised custody rule. The revised custody rule may require SEC registered investment advisers (subject to specific facts and circumstances) to: (1) have a reasonable belief that your clients’ custodians directly send account statements to them; (2) engage an independent public accountant to conduct a surprise examination; (3) obtain or receive from an affiliated qualified custodian an internal control report; (4) include in the notice to clients required by the custody rule when you open a custodial account and upon changes, and in subsequent client account statements, a legend urging clients to compare account statements sent by the custodian with those sent by the adviser; (5) engage an independent public accountant that is registered with, and subject to inspection by, the PCAOB (Public Company Accounting Oversight Board), if you advise pooled investment vehicles and rely on the rule’s annual audit provision, for audits of fiscal years beginning on or after January 1, 2010; and (6) provide additional information on Part 1 of Form ADV regarding a firm’s custody practices .

Specific requirements include:

(1)	Advisers and/or their reps that serve as trustee and/or have check writing authority will continue to be deemed to have custody under the Rule 206(4)-2. However, unlike the current Rule that provided exemptions for the surprise CPA examination requirements (i.e., statements sent by the unaffiliated qualified custodian directly to the grantor, beneficiary, client at least quarterly, etc.), the Rule 206(4)-2 now requires the adviser to annually engage an independent CPA to commence an annual surprise examination no later than December 31st and to file the corresponding initial Form ADV-E no later than 120 days thereafter (April 30th of the following year). However, if the CPA starts the surprise exam prior to December 31st, the exam must be completed and the ADV-E filing made no later than 120 days thereafter (e.g., start exam on September 1, 2016, Form ADV-E must be filed no later than December 30, 2016);

(2)	Advisers that have physical custody of client assets (i.e., assets are not held by an unaffiliated qualified custodian) will be required to conduct a (a) surprise examination and (b) dependent upon whether or not the custodian and the adviser are “operationally independent”, a custody control review conducted by a PCAOB accountant; and,

(3)	An adviser to a private investment fund is not subject to either requirement so long as the fund assets are held by an unaffiliated qualified custodian and the fund provides an annual certified audited financial statement to all investors that is prepared by a PCAOB registered and inspected accountant.

Advisers that continue to maintain assets with an unaffiliated qualified custodian and debit their fees from such custodian will not be subject to the surprise exam or custody control review processes so long as a qualified custodian continues to send account statements directly to the client, at least quarterly, that reflect the amount of the fee debit. However, although not clear under the Rule, if the adviser sends account-related statements to its clients in addition to those sent by the account custodian, it is prudent for the adviser to include the following disclosure on such statement:

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Please Note: Please compare this statement with account statements received from the account custodian. Please also note that the account custodian does not verify the accuracy of the advisory fee calculation.

A.	Safety of Client Assets

Rule 206(4)-2 under the Act (the “Custody Rule”) makes it unlawful for any investment adviser who has custody or possession of any funds or securities in which any client has any beneficial interest, to do any act or take any action, directly or indirectly with respect to any of the funds or securities, unless the investment adviser complies with the specific requirements set forth in the rule. Rule 206(4)-2 defines custody as holding, directly or indirectly, client funds or securities, or having the authority to obtain possession of them.

B.	Qualified Custodians/ Account Statements

Under Rule 206(4)-2, those advisers that have been granted authority by the client to debit the client account for payment of the adviser’s fee where the account is maintained with a “qualified custodian” (i.e., banks and savings associations, broker-dealers, futures commission merchants and certain foreign financial institutions), will not be required to comply with the Rule requirements (i.e. a surprise exam, internal controls report) if the qualified custodian sends quarterly statements directly to the adviser’s affected clients. The vast majority of qualified custodians meet the Rule requirement (i.e. send quarterly statements directly to the client). Please Note: for Advisers who are deemed to have custody per the above discussion (if the custodian does not send quarterly statements directly to the client), the adviser will be required to undergo a surprise CPA examination, and, to the extent that the adviser maintains physical custody of client assets itself or at an affiliated custodian, an annual custody control review.

Advisers that serve as a general partner/managing member to an investment limited partnership or other pooled investment vehicle are not required to comply with the requirements under the Rule provided that the investment vehicle is subject to an annual audit by an independent public accountant (that is PCAOB registered and inspected) and the adviser distributes its audited financial statements to all limited partners, members or other beneficial owners. The Rule requires an audited balance sheet from advisers that require prepayment of advisory fees of more than $1,200 per client and more than six months in advance.

C.	Ability to Transfer Funds to a Third Party via a Standing Letter of Authorization

An adviser has custody if it has the authority to transfer funds to a non-account owner pursuant to a Standing Letter of Authorization. Under an SLOA, the account owner generally executes a document for the custodian that permits the Adviser to transfer funds from the account to a person or entity other than the account owner (i.e. for payment of bills, insurance premiums, taxes, etc.) on an ongoing basis (rather than requiring the account owner to pre-authorize the transfer, in writing, each time).

27.2	EXAMPLES OF CUSTODY SITUATIONS

The Rule’s adopting release provides a definition of “custody” and interpretative guidance by providing discussion and clarification of the most common examples of what is, and what is not, custody. Under the amended Rule, an adviser has custody (and thus must comply with the above new amended Rule requirements) if it holds client funds or securities directly or indirectly, or if it has any authority to obtain possession of them.

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Ability to Debit Account for Fees: An adviser has custody if it has the ability to debit the client’s account for payment of advisory fees. However, per the above, this type of custody will not require the adviser to indicate that it has custody on Form ADV, undergo an annual surprise CPA examination, nor provide an audited financial statement if assets are held by a qualified custodian who sends quarterly statements directly to the client.

Ability to Sign Checks or Withdraw Funds: An adviser has custody if it has a power of attorney to sign checks on a client’s behalf, to withdraw funds or securities from a client’s account, and/or to dispose of client funds for any purpose other than authorized trading would be deemed to have custody and subject to the above referenced annual surprise CPA examination.

Possession of Bank Account or Credit Card Information: An adviser who maintains possession of client bank account or credit card information for the purpose of the adviser debiting/charging said accounts to pay the adviser’s fee, would be deemed to have custody and be subject to the annual CPA surprise examination.

Possession of Stock Certificates: An adviser has possession of client funds or securities if it holds client stock certificates, even temporarily, because such possession puts those assets at risk of misuse or loss. However, the Rule specifically excludes inadvertent receipt by the adviser of client funds or securities, so long as the adviser returns them to the sender within three (3) business days of receiving them. An adviser may continue to meet with clients to prepare or compile documents, including stock certificates, for forwarding by the client to a custodian or third party, without the adviser having custody. However, if the client were to leave the stock certificate in the possession of the adviser thereafter, such possession would most likely not be inadvertent, and would result in custody of client assets.

Possession of Signed Checks: An adviser’s possession of a check drawn by the client and made payable to a third party does not amount to custody of client funds by the adviser. However, an adviser would have custody of client funds if it holds a check drawn by the client and made payable to the adviser with instructions to pass the funds through a custodian or to a third party. In addition, an adviser would have custody of client funds if it holds a check drawn by a third party made payable to that client, with instructions to pass the funds to a designated custodian.

Trustee Service: The adviser would be deemed to have custody when it (or a related person as defined under the Adviser Act, including any access person) acts as both trustee and investment adviser of a trust. In these situations, the adviser shall be subject to the above referenced annual surprise CPA examination. However, the adopting release did clarify that it would not view an adviser to have custody of the funds or securities of an estate, conservatorship, or trust solely because the supervised person has been appointed in these capacities as a result of a family or personal relationship with the decedent, beneficiary or grantor (and not a result of employment with the adviser). If the adviser or its related person is a Co-Trustee, the adviser shall be relieved of the surprise examination requirement if the co- Trustee is a qualified custodian or the trust Grantor (which will not be applicable for irrevocable trusts).

Adviser’s 401k Plan: If any member of the Adviser serves as a trustee to the Firm’s qualified retirement plan, and the Adviser also serves as the investment adviser to the plan, the

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Adviser would be deemed to have custody and be subject to the annual CPA surprise examination. This adverse custody determination also applies if the qualified plan is self- directed but the Adviser manages certain asset allocation models from which the participants may choose.

Possession of Client 401k Passwords: An adviser who maintains possession of client 401k passwords for the purpose of allocating the client’s retirement account among the investment options provided under the plan shall be deemed to have custody and correspondingly be subject to the annual CPA surprise examination if the plan web site permits the adviser (regardless of whether the adviser has any intention to do so) to electronically (via the web site) to make distributions to a non-account owner.

Investment Partnerships: An adviser has custody if it acts in any capacity that gives the adviser legal ownership of, or access to, client funds or securities. An advisory firm that acts as both general partner and investment adviser to a limited partnership, by virtue of its position as general partner, generally has authority to dispose of funds and securities in the limited partnership’s account and thus has custody of client assets. The SEC also indicated that this example applies equally to an adviser that acts as both managing member and investment adviser of a limited liability company or another type of investment vehicle. See discussion above and below relative to annual audited financial statement exception from surprise examination and custody control review.

27.3	Private Investments

With respect to pooled investment vehicles (i.e., limited partnerships, limited liability companies, etc.), the Rule contains a special provision clarifying that account statements (whether delivered by the qualified custodian or the adviser) must be sent directly to the investors in the pool if the adviser to the pool also acts as its general partner, managing member, or in a similar capacity and has custody of client funds or securities.

The Commission’s position is that the delivery of account statements to the adviser but not to the limited partners would not deter the adviser’s misuse of client assets. However, advisers need not comply with the quarterly reporting requirements of the Rule with respect to pooled investment vehicles, if the pooled investment vehicle: (i) is audited at least annually (by a certified public accountant that is PCAOB registered and inspected); and (ii) distributes its audited financial statement prepared in accordance with generally accepted accounting principles to all limited partners (or members or other beneficial owners) within 120 days (180 days for a Fund of Funds) of the end of its fiscal year.

27.4	POLICY

To the extent that the Firm obtains client authorization to debit the client’s custodial account for the payment of its advisory fee, the Firm will only do so from account custodians that send to the client a statement, at least quarterly, that reflects, among other information, the amount of the Firm’s advisory fee debit. The Firm only recommends custodians that generally send account statements to clients on a monthly basis, which statements, do reflect the Firm’s fee debit. However, the Firm currently engages in one or more of the practices and/or services referenced above that require disclosure at the Custody section of Part 1 of Form ADV, which practices and/or services are subject to an annual surprise CPA examination in accordance with the requirements of Rule 206(4)-2 under the Investment Advisers Act of 1940. The Firm, per its Compliance Calendar, shall determine, at the onset of a client engagement, if such client engagement will result in a custody situation. Thereafter, the Firm shall monitor if any client relationships continue to be, or should be added to, the Firm’s list of custody relationships that will be subject to a surprise examination. Custody-related issues shall be addressed during the client engagement process, the Firm’s annual Outside Business Activity form, and during the Firm’s Annual Compliance Meeting.

No client engagement or service that will result in custody may be accepted unless first approved by the Chief Compliance Officer. Any questions regarding whether any particular prospective client engagement or service could result in a custody situation must be immediately addressed with the Chief Compliance Officer.

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28	INVESTMENT COMPANY MANAGEMENT

28.1	Background

Mutual funds are subject to a variety of investment rules and restrictions (“Rules”) that arise from specific provisions of the Securities and Exchange Commission, the Investment Company Act of 1940 (“40 Act”), and the Internal Revenue Code (“IRC”). Since the Firm acts as the investment adviser to one or more mutual fund(s), it is essential that these Rules are clearly understood and followed. This section of the Compliance Manual establishes policies and procedures specific to these Rules.

28.2	Portfolio Compliance

The term portfolio compliance means compliance with IRC and 40 Act diversification requirements; IRC gross income tests; Fund investment objectives; prospectus and SAI investment restrictions and limitations (including applicable concentration limits); policies and interpretive positions adopted by the SEC; and procedures in this compliance manual relating to the management of each Fund’s portfolio securities. The Firm, in conjunction with each Fund’s Trust and Administrator/Fund Accountant, shall develop a Fund compliance checklist that is designed to ensure compliance by each Fund with the federal securities laws. The checklist shall be used to monitor and test portfolio compliance and shall be a basis for the Firm’s annual reports to the Trust.

The Firm shall employ the following procedures to ensure portfolio compliance:

1.	Prior to the effective date of a newly organized Fund, the Firm shall create a compliance checklist or similar document covering the following areas:

a.	Type of instruments purchased by the Fund, applicable percentage limitations and percentage of net assets represented by the instrument.

b.	Investment strategy/technique used by the Fund, applicable percentage limitations and percentage of net assets subject to the strategy/technique.

c.	Compliance with fundamental investment limitations.

d.	Compliance with non-fundamental investment limitations.

2.	Prior to the effective date of a newly organized Fund, the Fund’s Administrator shall create a compliance checklist covering the following areas:

a.	IRC investment limitations (quarterly)

b.	IRC gross income test (annually)

c.	SEC diversification test (daily)

d.	Prospectus and SAI limitations (daily)

3.	The Firm’s compliance checklist shall be used to test portfolio compliance on a daily basis. The Administrator shall test portfolio compliance at a minimum as specified above and provide a monthly summary report of testing to the Firm. Portfolio compliance violations, as well as any remedial actions taken, shall immediately be reported to the Fund’s Trust.

4.	Portfolio compliance reports summarizing the results of the portfolio compliance tests shall be provided to the Trust at least quarterly.

5.	The Trust shall maintain responsibility for reviewing the portfolio compliance checklists for their continued accuracy and adequacy as part of its annual written report to the Board of Trustees.

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28.3	Review of Fund Advertising and Sales Literature

Rule 156 under the Securities Act of 1933 reiterates general anti-fraud standards found elsewhere in the federal securities laws that relate to advertisements. The emphasis of Rule 156 is on the need for a balanced, truthful discussion of risks and benefits. Moreover, Rule 156 identifies areas which, in the SEC’s experience, have provided the greatest opportunity for misleading statements. Rule 156 applies to all types of mutual fund sales material and advertising, not only to sales literature.

Rule 156 defines sales literature to include any communication (whether in writing, by radio, or by television) used by any person to offer to sell or induce the sale of securities of any investment company. Communications between issuers, underwriters and dealers are included in this definition of sales literature if such communications, or the information contained therein, can be reasonably expected to be communicated to prospective investors in the offer or sale of securities or are designed to be employed in either written or oral form in the offer or sale of securities.

The main principle of Rule 156 is that in connection with the offer or sale of shares, mutual funds may not use any form of sales literature that is materially misleading. In general, sales literature may be considered misleading if it:

1.	contains an untrue statement of a material fact;

2.	omits to state a material fact necessary in order to make a statement made, in light of the circumstances of its use, not misleading; or

3.	contains statements about possible benefits connected with services to be provided without giving equal prominence to any associated limitations or risks.

FINRA Rule 2210 regulates advertisements and sales literature concerning mutual funds. It provided that member firms’ communications with the public should be in accord with principles of “fair dealing and good faith.” The rule also includes more specific standards governing advertisements and sales literature and other types of communications with the public. Communications with the public must not be misleading. Whether or not a communication is deemed misleading depends on the context of the situation, including the financial sophistication of the audience.

Firms, in general, must comply with FINRA Rule 2210 when communicating with the public, including communications with retail and institutional investors. The rule establishes standards for the content, approval, recordkeeping and filing of communications with FINRA. There are three categories of firm communications defined and regulated by FINRA Rule 2210:

1.	Retail communication - Any written communication, including electronic, distributed or made available to more than 25 retail investors within any 30 calendar-day period

2.	Correspondence - Similar to retail communication, but is limited to 25 or fewer retail investors

3.	Institutional communication - Any written communication, including electronic, distributed or made available only to institutional investors, such as banks, insurance companies and registered investment companies, among others. A firm’s internal communications are not covered by this definition.

The Firm does not produce advertisements or sales literature on behalf of any Fund. The Distributor is responsible for ensuring that all marketing materials utilized by the Fund are appropriately pre-approved, submitted to FINRA when required, and are in compliance with applicable rules and regulations. The Distributor will maintain documentation supporting its

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review and will be subject to review by the Distributor’s Chief Compliance Officer. To the extent the Firm utilizes marketing materials for the Fund, the Firm will only use materials properly reviewed and approved pursuant to this section.

28.4	Best Execution and Brokerage Allocation

The Firm shall seek best execution for securities transactions executed on the Fund’s behalf. For purposes of this policy, best execution means that the Firm will seek to execute securities transactions in such a manner that the Fund’s total cost or proceeds in each transaction is the most favorable under the circumstances. The Firm should consider the full range and quality of a broker’s services in placing brokerage, including, among other things: execution capability; trading expertise; accuracy of execution; commission rates; reputation and integrity; fairness in resolving disputes; financial responsibility; responsiveness; and value of research provided. However, a broker’s sale or promotion of Fund shares shall not be a factor considered by the Firm, nor shall the Fund, the Firm, or principal underwriter enter into any agreement or understanding under which the Fund directs brokerage transactions or revenue generated by those transactions to brokers to pay for distribution of Fund shares. The Firm certifies on a quarterly basis that it has not executed the Fund’s securities or other transactions through any broker-dealer that sells shares of the Fund.

Brokerage commissions generated by Fund transactions belong to the Fund and should be used to maximize benefits to the Fund. Therefore, no less frequently than annually, the Firm shall provide to the Trust a written report addressing, at a minimum, the following items:

1.	The policies and procedures that are used on behalf of the Fund to allocate brokerage business and the types of arrangements entered into on behalf of the Fund, including arrangements for directing brokerage in exchange for payment of Fund expenses or receipt of research;

2.	With respect to each broker to whom brokerage is allocated:

a.	The name of the broker

b.	Total commissions paid

c.	Average commission rate per share

d.	The dollar amount of trades with the broker

e.	Amount of trades as percentage of total Fund trades

f.	The reason for placing the trade with the broker;

3.	The level of commissions paid by the Fund as compared to the level of commissions paid by other Funds in the industry, or such other information as is necessary to enable the Board to assess the commissions paid by the Fund; and

4.	The execution performance of the brokers the Firm selects for Fund transactions.

5.	A certification that the Firm has not considered the sale or promotion of Fund shares in selecting brokers to effect securities transactions on behalf of the Fund and has not entered into any agreement or understanding to direct brokerage transactions, revenue generated by those transactions, or any other remuneration to brokers to pay for the distribution of Fund shares.

28.5	Senior Securities – Cover and Segregated Accounts

Section 18(f) of the 40 Act generally prohibits a Fund from issuing any senior security, except that a Fund may borrow money from a bank if the Fund has asset coverage of at least 300 percent (%). The SEC has described certain types of Fund transactions that it believes involve leverage and, therefore, could be deemed to create senior securities. However, the SEC has stated that a senior security will not be created if a Fund either: (i) “covers” its obligations

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under these Fund transactions by either owning or having the right to obtain the security underlying the transaction; or (ii) by maintaining a segregated asset account on the books of its custodian containing liquid assets equal in value to the Fund’s potential exposure to the leveraged transaction.

The following requirements apply with respect to the creation and operation of segregated asset accounts with the Fund’s custodian:

1.	If the Fund has a long position in a futures or forward contract, or sells a put option, it must establish a segregated account (not with a futures commission merchant or broker) containing cash or liquid assets equal to the purchase price of the contract or the strike price of the put option (less any margin or deposit).

2.	If the Fund has a short position in a futures or forward contract, sells a call option, or sells securities short, it must establish a segregated account (not with a futures commission merchant or broker) containing cash or liquid assets that, when added to the amounts deposited with a futures commission merchant or broker as margin, equal the market value of the instruments or currency underlying the future or forward contracts, call options and short sales (but not less than the strike price of the call option or the market price at which the short positions or short sales were established).

3.	If the Fund enters into a reverse repurchase agreement, the Fund must establish a segregated account (not with a broker) containing cash or liquid assets in an amount equal to the repurchase price. If the reverse repurchase agreement lacks a specific repurchase price, the assets in the segregated account must be equal in value to the proceeds received on any sale subject to repurchase plus accrued interest.

4.	If the Fund enters into a firm commitment agreement, the Fund must establish a segregated account (not with a broker) containing cash or liquid assets in an amount equal to the purchase price on the settlement date.

5.	If the Fund enters into a standby commitment agreement, the Fund must establish a segregated account (not with a broker) containing cash or liquid assets in an amount equal to the purchase price under the agreement.

6.	Any asset, including equity securities and non-investment grade debts, may be placed in the segregated account, provided the asset is liquid. The Firm shall be responsible for determining liquidity pursuant to guidelines established by the Trust. The Firm’s liquidity determinations shall be subject to oversight by the Trust.

7.	All assets in the segregated account must be marked-to-market daily. Additional assets must be placed in the account whenever the total value of the account falls below the amount of the Fund’s obligations under the transaction.

Segregated accounts do not need to be physically segregated. It is sufficient, for purposes of this policy, if the Fund’s custodian notes on its books that the assets in question are segregated. Segregated assets cannot be used to cover other obligations and, if disposed of, must be replaced.

The Firm will monitor for compliance with asset coverage and asset segregation requirements on a daily basis and maintain documentation of its coverage testing as required by the Trust, the Fund prospectus and the Firm’s and/or applicable sub-adviser’s compliance policies and procedures. The Administrator will perform an independent test of Fund asset coverage/asset segregation on a weekly basis and report the results of that testing to the Firm and/or applicable sub-adviser and the Trust. Please note as of the date of this manual the Firm serves as a sub-adviser to one or more Funds, but does not use the services of sub-advisers in

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managing the assets of the Fund(s). References to sub-advisers are for informational purposes only until such time that the Firm determines to engage a sub-adviser in the management of the Fund(s).

Once monthly, the Administrator will report to the Trust which Funds (if any) came within a predetermined percentage (as determined by the Trust from time-to-time) of their minimum required asset coverage/asset segregation level (such Funds, the “Watch List Funds”). The Trust will then communicate to the Firm and/or any other applicable sub-adviser of each Watch List Fund the fact that the Administrator’s independent test of Fund asset coverage/asset segregation indicates that the Fund is running close to its minimum required asset coverage/asset segregation level and the firm and/or applicable sub-adviser will be required to provide the Trust with the results of its daily asset coverage/asset segregation testing for a period of no less than five (5) consecutive days. The Trust will compare the results of the Firm’s and/or applicable sub-adviser’s daily testing to the Administrator’s next weekly test, and if any material discrepancy is found, the Trust will conduct a review of the Firm’s and/or applicable sub-adviser’s asset coverage/asset segregation testing (including all calculations performed in connection therewith) and report both to the Trust’s Board of Directors and the Firm and/or applicable sub-adviser any changes that the Trust would recommend be made to the Firm’s and/or applicable sub-adviser’s testing procedures/methods.

The Firm and/or other applicable sub-adviser must cure any exception to coverage requirements through active management of the portfolio. Any losses sustained by the Fund(s) due to the corrective action must be reimbursed by the Firm and/or applicable sub-adviser.

28.6	Fund of Funds Investments

The Funds may invest in series of other investment companies, including, but not limited to, mutual funds, closed end funds and ETFs (each an “Underlying Fund”). Fund investments in Underlying Funds are governed by Section 12d-1 of the 40 Act, which restricts the amount that one investment company can invest in another. By adopting “mirror voting” policies, Funds may rely on the safe harbor of Section 12(d)-(1)(F) of the 1940 Act, which permits broader latitude to invest in Underlying Funds. In addition, Funds may exceed the restrictions on investing in Underlying Funds contained in Section 12(d) by obtaining exemptive relief with the SEC. The Funds also have the ability to invest in Underlying Funds beyond the Section 12(d)-(1)(F) safe harbor, without directly obtaining an exemptive order, by participating in the exemptive orders of Underlying Funds (e.g. ETFs).

The Funds may invest in other investment companies in excess of the limitations in section 12(d)(1) of the 40 Act. It is recommended to such Funds that they avail themselves of the safe harbor of section 12(d)(1)(F) of the 40 Act to invest in underlying investment companies with less restrictions. In order to benefit from the safe harbor of section 12(d)(1)(F), the Funds must mirror vote proposals on proxies issued by underlying investment companies. Mirror voting means that the Fund votes its shares in the same proportion that all shares of the ETFs are voted, or in accordance with instructions received from fund shareholders, pursuant to Section 12(d)(1)(F) of the 40 Act.

The Administrator conducts post-trade portfolio compliance monitoring that includes monitoring for certain aspects of Section 12(d)-(1) compliance, such as the three percent limit on a Fund’s ownership of the outstanding shares of an Underlying Fund. The Firm must ensure

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pre-trade compliance with investment restrictions under Section 12d-1, and must report compliance with said Section to the Trust on a quarterly basis.

28.7	Market Timing and Exchange Policy

The Trust does not authorize market-timing activities by shareholders. Market timing is an investment strategy using frequent purchases, redemptions, and/or exchanges in an attempt to profit from short-term market movements. Each Fund may reject purchase orders or temporarily or permanently revoke exchange privileges if there is reason to believe that an investor is engaging in market timing activities.

To prevent disruption in the management of the Funds, excessive exchange activity is limited. Generally, exchange activity is considered excessive if it exceeds parameters set by the Trust, which are:

●	Exchanged or redeemed within one month of purchase, or

●	One percent of the net asset value of the Fund, or $1 million, whichever is less but in no case less than $50 thousand.

An investor’s exchange privilege may be revoked if the exchange activity is considered excessive. The Funds may accept exchanges in excess of the above guidelines if it believes that granting such exceptions is in the best interest of the Funds and is not part of a market timing strategy.

The Firm monitors account transaction activity for each Fund in an attempt to detect market timing as follows:

1.	The Firm receive a phone call or other communication from the Transfer Agent with respect to all trades in excess of $100,000, whenever they occur. The Firm may also utilize Rapid Trading Reports. The Firm relies upon third party intermediaries (broker- dealer, bank, or other entity holding Fund assets) and their monitoring procedures to deter market timing within Omnibus Accounts. On at least an annual basis, such third party intermediaries may be asked to provide market timing information regarding Omnibus accounts. This can be accomplished through the receipt of periodic certifications or internal control reports such as Service Organization Controls (“SOC-1”) or Financial Intermediary Controls and Compliance Assessment (“FICCA”) reports.

2.	Certain omnibus accounts such as insurance companies, brokers, and others may be excluded per the prospectus from the reporting above.

3.	The Firm will determine if the transactions are excessive or suspicious and will instruct the Transfer Agent accordingly.

4.	The Firm will instruct that the following steps be taken, in the order indicated:

a.	Issuance of a warning letter from the Fund indicating subsequent actions that will be taken if the activity continues. A copy of the Market Timing Policy will be included.

b.	Rejection of subsequent purchase orders.

c.	Suspension of exchange privileges for a period of 90 days

5.	The designated action is communicated to the investor or broker/dealer, as applicable. The Trust will be copied on communications and reports.

6.	The designated action is implemented on the transfer agency system.

7.	Once a stop order/reject purchase has been placed on an account, it may be removed only with the signature of the designated officer of the Trust.

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8.	A record is kept of all transactions that require action. The following is documented for each entry:

a.	Action taken

b.	Name of person approving action.

c.	Broker/dealer or investor involved.

d.	Communication with broker/dealer contact.

e.	Resolution and date completed.

9.	If a broker/dealer is identified by the Firm as a frequent violator of the trading policy, the Firm may have the Trust notify the broker/dealer back office that the Trust intends to block future trades by the specified representative. The representative may be reinstated only upon the written approval of the designated officer of the Trust.

Exceptions to the policy must be approved by the Administrator or designated Trust officer.

28.8	Post-Effective Amendment Filing Checklist

Open-end investment companies such as the Trust, continuously offers their shares. Accordingly, each Fund must coordinate with the Trust to update the Trust’s registration statement by filing an amended Form N-1A on an annual basis no later than 120 days after the end of its fiscal year so as to continually maintain a current prospectus.

An annual update to the Trust’s registration statement may be filed under either of two rules:

1.	Rule 485(b) under the Securities Act permits “routine” post-effective amendment to become effective automatically upon filing or on a date specified by the Trust (not later than 30 days after such filing). A filing is “routine” only if it is filed to make non-material changes (such as to update financial statements or performance information).

2.	Alternatively, Rule 485(a) under the Securities Act permits “non-routine” post-effective amendments to become effective automatically, but only on a date (selected by the Fund) between 60 and 80 days after filing. A filing is “non-routine” if it contains material changes (such as changes to a Fund’s investment objectives or fundamental policies), and a filing made pursuant to Rule 485(a) requires SEC staff review.

A post-effective amendment to add a new Fund to the Trust are filed pursuant to Rule 485(a), and becomes effective on the 75th day after filing or on a later date selected by the Fund (but not later than the 95th day after filing). The Fund’s Administrator, working together with the Trust, handles the filing of post-effective amendments.

Supplements - All supplements to a Fund’s Prospectus and Statement of Additional Information must be filed with the SEC pursuant to Rule 497E under the Securities Act. The Administrator, working together with the Trust, handles such filings.

The Trust shall oversee the preparation and filing of each Fund’s annual post-effective amendment to its registration statement on Form N-1A. The Fund’s Administrator will prepare the first draft of the amendment, which will be circulated for review by the Trust and the Firm. The Administrator will file the post-effective amendment once finalized.

The Fund’s Administrator shall coordinate the filing of the post-effective amendment using a Post-Effective Amendment Filing Checklist.

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28.9	Rule 22e-4

Rule 22e-4 under the 1940 Act (the “Rule”) requires open-end funds (including exchange-traded funds (ETFs) but not money market funds) to implement and operate a liquidity risk management program reasonably designed to assess and manage the fund’s liquidity risk.

Liquidity risk is defined as the risk that a fund could not meet requests to redeem shares issued by the fund without significant dilution of remaining shareholders’ interests in the fund. Each Fund client of the Company that is subject to the Rule has adopted a liquidity risk management program under which the Company is delegated certain responsibilities. As a result, the Company has adopted procedures to carry out those responsibilities with respect to each Fund.

It is the policy of the Company to establish procedures for monitoring portfolio classifications, segregated assets, the Fund’s highly liquid investment minimum (“HLIM”), if applicable, and other issues that may affect classifications and to present to the Fund’s liquidity program administrator (“LPA”) recommendations or challenges to classifications provided by ICE Data Services (“ICE”) or other vendor, and to document the same and report to the Fund’s board as requested.

Rule 22e-4 established four liquidity categories:

●	(LC1) Highly Liquid Investment: Cash held by a Fund and any investment that the Company reasonably expects to be convertible into cash in current market conditions in three business days or less without the conversion to cash significantly changing the market value of the investment

●	(LC2) Moderately Liquid Investment: Any investment that the Company reasonably expects to be convertible into cash in current market conditions in more than three calendar days but in seven calendar days or less, without the conversion to cash significantly changing the market value of the investment

●	(LC3) Less Liquid Investment: Any investment that the Company reasonably expects to be able to sell or dispose of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment, but where the sale or disposition is reasonably expected to settle in more than seven calendar days (e.g., bank loans or certain foreign securities)

●	(LC4) Illiquid Investment: Any investment that the Company reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment

Investment Classification

For each Fund, the Company will conduct a monthly assessment of the liquidity of the Fund’s portfolio, including derivatives. The assessment will be conducted within 10 days of each month end, and will be provided to the Fund’s LPA no later than 5 days before month end. For a new Fund, the assessment will be conducted prior to the commencement of operations, based on the expected initial portfolio. To assist in this assessment, the Fund Administrator will obtain from the liquidity service provider its recommendation for classification of each investment into one of four liquidity categories, and the Fund Administrator will notify the Company of the recommended category. The Company will assign a liquidity category to each Fund investment, calculate the percent of Fund assets in each category, and provide a report with this information to the Fund’s LPA and the Fund administrator. The Company will provide to the Fund’s LPA substantiation for any deviation from the category recommended by the liquidity service provider by completing Appendix 1 of these procedures. The LPA may override an

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Company’s liquidity classification in favor of the liquidity service provider’s determination or as otherwise deemed appropriate.

For purposes of determining the percent of Fund assets that are LC1 investments, the following is excluded from the calculation:

●	the percentage of the Fund’s assets that are:

o	LC1 assets that the Fund has segregated to cover all derivative transactions that the Company has classified as LC2, LC3 or LC4; and

o	assets pledged to satisfy margin requirements in connection with those derivatives transactions.

Based on the Company’s monthly assessment, if a Fund’s portfolio consists of (and under normal circumstances is expected to consist of) at least 60% LC1 investments, the Company must review this determination monthly.

Based on the Company’s monthly assessment, if a Fund’s portfolio consists of at least 50% but less than 60% LC1 investments, the Company must review this determination (i) monthly and (ii) when portfolio changes are reasonably expected to materially affect the Fund’s investments classifications.

Based on the Company’s monthly assessment, if a Fund’s portfolio consists of less than 50% LC1 investments, the Company must follow the Highly Liquid Investment Minimum (HLIM) procedures described below.

Investment Classification Considerations

a.	Classifying by Asset Class

Portfolio investments, including derivatives, may be classified by asset class, unless the Company has information about any market, trading or investment-specific considerations with respect to a particular investment that is reasonably expected to materially affect the liquidity characteristics of the investment as compared to the Fund’s other portfolio holdings within the same asset class. The Company must define each asset class that is grouped for classification purposes and provide sufficient detail to meaningfully distinguish between asset classes and sub-classes. If the Company believes that a default asset-class liquidity classifications and relevant market, trading and investment-specific considerations warrant consideration, the Company must complete the form attached on Appendix 1 and identify sources of inputs that inform the Company’s determination that an investment should be classified separately from other assets within its asset class as part of the exception process.

b.	Impact of Trading on Classification of an Investment or Asset Class

The Company will determine whether trading varying portions of a position in a particular portfolio investment or asset class, in sizes that the Company would reasonably anticipate trading (Reasonably Anticipated Trade Size or “RATS”), is reasonably expected to significantly affect its liquidity and, if so, the Company will take this determination into account when reporting to the LPA a classification of the liquidity of that investment or asset class.

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c.	Classifying Derivative Transactions and Identifying Cover

Additional factors may be considered in classifying the liquidity of derivatives transactions, including market demand, liquidity of the underlying reference asset, whether the derivative is centrally cleared, and other factors, to the extent applicable and deemed relevant. For derivative transactions classified as LC2, LC3 and LC4, the Company will identify the percentage of the Fund’s highly liquid investments that it has segregated to cover, or pledged to satisfy margin requirements in connection with, derivatives transactions in each of these classification categories. For purposes of calculating these percentages, the Company will segregate or pledge highly liquid investments and non-highly liquid investments as cover and first should apply segregated or pledged assets that are highly liquid investments to cover these transactions, unless the Company has specifically identified segregated non-highly liquid investments as cover.

d.	Use of Third-Party Service Providers and Vendors in Making Classifications

The Fund or Company may engage one or more third-party vendors, including in the case of a Fund that is sub-advised, the Fund’s sub-adviser(s), to assist in analyzing factors related to the Fund’s portfolio investments to determine liquidity classifications as described herein. However, the Company remains responsible for a Fund’s liquidity risk management.

Highly Liquid Investment Minimum (HLIM)

1.	HLIM Determination

If required by these Procedures, the Company will determine for each applicable Fund the minimum percentage of the Fund’s net assets that must be invested in highly liquid (LC1) investments (the “HLIM”), based on a consideration of the factors set forth in Appendix 2 of these Procedures.

In considering a Fund’s investment strategy and short-term and long-term cash flow projections, the factors set forth in these Procedures should be considered in determining the highly liquid investment minimum only as it applies during normal conditions, and during stressed conditions only to the extent they are reasonably foreseeable during the period until the next review of the HLIM.

2.	Ongoing HLIM Review

The Company will review each applicable Fund’s HLIM on at least an annual basis and report the HLIM to the LPA. Adjustments to the HLIM of a Fund may be made, except that no adjustment may be made during any period of time that a Fund’s assets that are classified as highly liquid investments (LC1) are below the determined minimum without approval from the Board, including a majority of the Independent Trustees.

3.	Shortfalls

If a Fund experiences a shortfall of its highly liquid investments below its HLIM, the Company will immediately report the shortfall to the LPA by email using Appendix 3 of these procedures. If the shortfall lasts more than 7 consecutive calendar days, the Company will report to the LPA on the 7th day of the shortfall and provide an explanation of how the Company plans to restore the minimum within a reasonable period of time, and work with the LPA to ensure that a Form N-LIQUID is filed with the SEC within one business day after a 7-day shortfall has occurred.

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Illiquid Securities

1.	15% Limit

A Fund may not acquire illiquid investments (LC4) if, immediately after the acquisition, more than 15% of the Fund’s net assets would be illiquid investments.

2.	Exceeding 15% Limit

If a Fund exceeds the 15% limit, the Company will report the occurrence to the LPA using Appendix 4 of these procedures as soon as the occurrence is observed, but no less than within one business day of the occurrence. The report shall contain:

●	an explanation of the extent and causes of the occurrence;

●	the duration of the occurrence; and

●	a plan on how the Company intends to bring the Fund’s illiquid investments back within the limit within a reasonable period of time (the (“Illiquidity Reduction Plan”).

The LPA is required to notify the Fund’s Board within one business day with an explanation of the extent and causes of the event, and a plan for how the Fund will be brought back into compliance with the 15% limit within a reasonable period.

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Appendix 1 – Asset Liquidity Classification Evaluation Form

ETFs meeting the definition of “In-Kind ETF” are not subject to the classification requirement.

Date: [___],	Fund:

Security Name and Ticker:	Adviser:

Recommended Classification:

The Fund must classify each of its investments into one of four liquidity categories:

(1) Highly Liquid or LC1: Cash and any investment the Fund reasonably expects to be convertible to cash in current market conditions in 3 business days or less without the conversion to cash significantly changing market value.

(2) Moderately Liquid or LC2: Any investment the Fund reasonably expects to be convertible to cash in current market conditions in more than 3 calendar days but no more than 7 calendar days without the conversion to cash significantly changing the market value.

(3) Less Liquid or LC3: Any investment the Fund reasonably expects can be sold or disposed of in current market conditions in 7 calendar days or less without the sale or disposition significantly changing the market value of the investment, but where the sale or disposition is reasonably expected to settle in more than 7 calendar days.

(4) Illiquid or LC4: Any investment the Fund reasonably expects cannot be sold or disposed of in current market conditions in 7 calendar days or less without the sale or disposition significantly changing the market value of the investment.

Rule 22e-4 does not include enumerated factors that a fund must evaluate rather, the SEC established a principles-based approach. Although not required by the Rule, the SEC provided the following factors that funds may wish to consider in evaluating investment liquidity: (i) existence of an active market, (ii) exchange-traded or over-the-counter trading, (iii) nature of the asset, (iv) frequency of trades or quotes, (v) average daily trading volume and units outstanding relative to the size of the fund’s position, (vi) volatility of trading prices, (vii) bid-ask spreads, (viii) standardization and simplicity of an asset’s structure, (ix) maturity and date of issue of fixed income securities, (x) restrictions on trading and limitations on transfer, and (xi) the relationship of the asset to another portfolio asset. Generally, the following seeks to assign assets to a liquidity category using, as a starting point, asset class guidelines and an assumption that redemptions will be no more than 50% and that 5% is a “significant” change in market value. In combination, these assumptions imply that a 2.5% drop in asset values would be significant to remaining shareholders. If there are novel asset-specific considerations, these will likely compel a different liquidity category.

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Evaluation

	Common Stock	Yes	No
1	Exchange-traded with no more than 3 business day settlement
2	Trades daily
3	Fund holds less than 10% of average trading volume or Fund selling-induced price drop expected no more than 2.5%
4	Currently trading at customary bid-ask spread
5	No significant non-market price volatility
6	If pledged, have right of substitution

If yes to all 1-6 above, then LC1. If no, provide an explanation for the classification provided on page one.

	Debt Instrument	Yes	No
1	Traded with no more than 3 business day settlement
2	Trades or quoted daily
3	Fund holds less than 25% of issue or Fund selling-induced expected price drop no more than 2.5%
4	Currently trading at customary bid-ask spread
5	No significant non-market price volatility
6	No trading restriction other than 144A
7	Rated BBB- or better, (or would be if rated)
8	Maturity less than 50 years
9	No unusual or complex structure
10	If pledged, have right of substitution

If yes to 1-10 above, then LC1. If no, provide an explanation for the classification provided on page one.

	Derivatives – Options and Futures	Yes	No
1	Exchange-traded with no more than 3 business day settlement
2	Trades daily
3	Fund holds less than 5% of average trading volume or Fund selling- induced price drop no more than 2.5%
4	Currently trading at customary bid-ask spread
5	No significant non-market price volatility

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If yes to 1-5 above, then LC1. If no, provide an explanation for the classification provided on page one.

	Derivatives – Swaps and Forwards	Yes	No
1	No more than 3 business day settlement to unwind
2	No significant counterparty or clearing organization default risk
3	If cleared, Fund holds less than 10% of open interest or Fund selling- induced price drop no more than 2.5%

If yes to 1-3 above, then LC1. If no, provide an explanation for the classification provided on page one.

	Mutual Funds	Yes	No
1	Prospectus states no more than 3 business day settlement
2	No other conditions such as participation agreement that would extend settlement
3	No payment in kind policy

If yes to 1-3 above, then LC1. If no, provide an explanation for the classification provided on page one.

Other Asset Types: Provide an explanation for the classification provided on page one.

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Appendix 2 – HLIM Evaluation Form

Fund:	Adviser:
Current Fund AUM:	Date:

The Trust establishes a highly liquid investment minimum (“HLIM”) for each Fund unless the Fund primarily holds LCI assets. An HLIM is also not required for ETFs. The HLIM is the minimum percent of Fund assets that must be invested in cash and assets that are convertible into cash within three business days at a price that does not materially affect the value of that asset immediately prior to sale. In order to establish the HLIM, the Investment Adviser to the Fund must provide an evaluation of the Fund, and recommend an HLIM for the Fund using the following criteria:

1.	What is the Fund’s average daily net subscription/redemptions over the last 12 months as a percent of assets?

2.	What was the single largest net redemption day of the Fund during the past 12 months, as a percent of assets?

3.	What was the largest total net redemptions over a five-day period during the last 12 months, as a percent of the assets?

4.	Has the advisor identified any redemption patterns, e.g., investments through a particular retirement plan may have predictable subscription and redemption patterns?

5.	Provide the advisor’s good faith estimate of whether the Fund will experience net redemptions or subscriptions over the next 3 and 12 months, and assess the degree of certainty associated with these short-term and long-term cash flow projections.

6.	Describe the Fund’s concentration among platforms, RIAs, dealers, etc. and evaluate the risk of significant redemptions from changes in allocations, model changes, etc.

7.	What percent of the Fund’s assets are currently considered highly liquid?

8.	Does the Fund pledge assets for borrowing or derivatives, and what percent of the Fund is typically pledged? Is it anticipated the percentage of pledged assets will remain the same for the next 12 month period?

9.	Does the Fund have a line of credit for redemptions? If yes, provide the dollar amount of the line of credit.

10.	Are there any other liquidity risks or factors that the Advisor believes the Board should consider?

11.	What is the Advisor’s recommendation for the Fund’s HLIM?

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Appendix 3 – Company Report on Shortfall of Highly Liquid Investment Minimum

TO:	Liquidity Program Administrator

CC:

DATE:

This report concerns a shortfall of the highly liquid investment minimum for the [Name of Fund] (the “Fund”), as that term is defined in Rule 22e-4 under the Investment Company Act of 1940, as amended, and the Trust’s Liquidity Risk Management Program.

Highly Liquid Investment Minimum:
Extent and duration of the shortfall:
Brief explanation of the causes of the shortfall:
Description of actions taken in response to the shortfall, including the parties responsible for taking such actions:
If the shortfall lasted more than 7 consecutive calendar days, provide an explanation of how the Company has restored, or plans to restore, the Fund’s minimum within a reasonable period of time:

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Appendix 4 – Company Report on Investments in Illiquid Investments in Excess of 15% Limitation

TO:	Liquidity Program Administrator

CC:

This report concerns investments by the [Name of Fund] (the “Fund”) in illiquid investments, as that term is defined in Rule 22e-4 under the Investment Company Act of 1940, as amended, and the Trust’s Liquidity Risk Management Program, in excess of 15% of the Fund’s net assets.

Explanation of the extent and causes of the occurrence, including duration of the occurrence:
Description of how the Company has brought, or plans to bring, the Fund’s illiquid investments that are assets to or below 15% of the Fund’s net assets within a reasonable period of time:

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29.	ORGANIZATIONAL FLOW CHART

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30.	THE COMPLIANCE YEAR CHART

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC
Annual Compliance Review (deadline 4/5)			x
Mail offer to update ADV	x			x			x			x
Review Privacy Policy mail Letter. Request financial update						x
Employee Education/Annual Compliance Review			x
List all members of employee’s immed. family & each account by each member. Agree to comply.			x
Mail each RIA client a new suitability form and request updated info						x
Print website										x
Review Brochure and Supplement				x
Print out all Employee’s holdings and put in compliance meeting folder for the quarter (deadline 1/30)	x			x			x			x
Outside business list, personal trading form to each employee		x
Review standard advisory contract			x
Review form Brochure and most recent amendment with attached Schedule I			x

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31.	EXHIBITS

TABLE OF EXHIBITS

(*Renewed Annually)

Exhibit 1	* Insider Trading Policy Statement
Exhibit 2	Employee Quarterly Trading Statement
Exhibit 3	* Code of Ethics
Exhibit 4	* Software Disclosure
Exhibit 5	Receipt of Manual
Exhibit 6	* Outside Employment Forms
Exhibit 7	* Referral Contract
Exhibit 8	Employee Trade Request
Exhibit 9	* Employee Holdings Report
Exhibit 10	* Personal Trading Statement
Exhibit 11	* Declaration of Security Software on Home Computer

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